Exhibit 3.75

VORNADO REALTY TRUST

ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

FIRST:              Vornado Realty Trust, a Maryland real estate investment trust (the “Trust”), desires to restate its Declaration of Trust as currently in effect.

SECOND:        The following provisions and Exhibits A through K are all the provisions of the Declaration of Trust currently in effect.

ARTICLE I

THE TRUST; DEFINITIONS

SECTION 1.1	Name. The name of the trust (the “Trust”) is:

Vornado Realty Trust

So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally and shall not refer to the Shareholders or to any officers, employees or agents of the Trust or of such Trustees.

Under circumstances in which the Trustees determine that the use of the name “Vornado Realty Trust” is not practicable, they may use any other designation or name for the Trust.

SECTION 1.2       Resident Agent. The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

SECTION 1.3        Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Section 11.4, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

SECTION 1.4       Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

SECTION 1.5       Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“Adviser” means the Person, if any, appointed, employed or contracted with by the Trust pursuant to Section 4.1.

“Affiliate” or “Affiliated” means, as to any corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 1% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by, or under common control with, such corporation, partnership, trust or other association.

“Mortgages” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Securities” means Shares, any stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities of the Trust” means any Securities issued by the Trust.

“Shareholders” means holders of record of outstanding Shares.

“Shares” means shares of Preferred Stock, Common Stock or Excess Stock (all as defined in Section 6.1).

“Trustees” or “Board of Trustees” means, collectively, the individuals named in Section 2.2 of this Declaration of Trust so long as they continue in office and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder.

“Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust of the Trustees.

ARTICLE II

TRUSTEES

SECTION 2.1       Number. The current number of Trustees is 10, which number may thereafter be increased or decreased by the Trustees then in office from time to time; however, the total number of Trustees shall be not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

SECTION 2.2       Board; Term. The names of the current Trustees who shall each serve until the annual meeting in the year next to his name or until his successor is duly elected and qualified are:

Steven Roth	2009
Michael D. Fascitelli	2009
Anthony W. Deering	2008
Robert P. Kogod	2010
Michael Lynne	2008
David Mandelbaum	2010
Robert H. Smith	2008
Ronald G. Targan	2008
Dr. Richard R. West	2010
Russell B. Wight, Jr.	2009

At such point in time as there are five or more Trustees, the Trustees shall be divided into three classes, as nearly equal in number as possible, with the term of office of at least one class expiring each year. One class of Trustees shall hold office initially for a term expiring at the annual meeting of the Shareholders in the first year, another class shall hold office initially for a term expiring at the annual meeting of Shareholders in the second year and another class shall hold office initially for a term expiring at the annual meeting of Shareholders in the third year. Beginning with the annual meeting of Shareholders in the first year and at each succeeding annual meeting of Shareholders, the Trustees of the class of Trustees whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting. Each Trustee will hold office for the term for which he is elected and until his successor is duly elected and qualifies.

SECTION 2.3      Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed, for cause only, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

SECTION 2.4        Legal Title. Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.

ARTICLE III

POWERS OF TRUSTEES

SECTION 3.1      General. Subject to the express limitations herein or in the Bylaws, (1) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (2) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Maryland as now or hereafter in force.

SECTION 3.2      Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration or by law, the Trustees, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:

(a)          Investments. Subject to Section 8.5, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of the Trustees or the possible termination of the Trust, for such consideration as the Trustees may deem proper (including cash, property of any kind or Securities of the Trust), provided, however, that the Trustees shall take such actions as they deem necessary and desirable to comply with any requirements of Title 8 relating to the types of assets held by the Trust.

(b)          Sale, Disposition and Use of Property. Subject to Article V and Sections 8.5 and 9.3, to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust or the Trustees) or otherwise dispose of any or all of the Trust Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; to give consents and make contracts relating to the Trust Property and its use or other property or matters; to develop, improve, manage, use, alter and otherwise deal with the Trust Property; and to rent, lease or hire from others property of any kind; provided, however, that the Trust may not use or apply land for any purposes not permitted by applicable law.

(c)          Financings. To borrow or in any other manner raise money for the purposes and on the terms they determine, and to evidence the same by issuance of Securities of the Trust, which may have such provisions as the Trustees determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such Securities of the Trust, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.

(d)         Loans. Subject to the provisions of Section 8.5, to lend money or other Trust Property on such terms, for such purposes and to such Persons as they may determine.

(e)          Issuance of Securities. Subject to the provisions of Article VI, to create and authorize the issuance, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordination, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders; to issue any type of Securities of the Trust, and any options, warrants, or rights to subscribe therefor, all without vote of or other action by the Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.

(f)          Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Trustees, for carrying out the purposes of this Declaration of Trust and conduction the business of the Trust, including compensation or fees to Trustees, officers, employees and agents of the Trust, and to Persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the Trust Property, or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(g)          Collection and Enforcement. To collect, sue for and receive money or other property due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests, or things relating to the Trust, the Trust property, or the Trust’s affairs; to exercise any rights and enter into any agreements, and take any other action necessary or desirable in connection with the foregoing.

(h)         Deposits. To deposit funds or Securities constituting part of the Trust Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.

(i)          Allocation; Accounts. To determine whether moneys, profits or other assets of the Trust shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Trust Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.

(j)          Valuation of Property. To determine the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the Trust Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.

(k)          Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Trust Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request, or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(l)           Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Trustees may determine or the Trust’s Bylaws provide; to engage, employ or contract with and pay compensation to any Person (including, subject to Section 8.5, any Trustee and any Person who is an Affiliate of any Trustee) as agent, representative, Adviser, member of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Trustees may determine; to delegate to one or more Trustees, officers or other Persons engaged or employed as aforesaid or to committees of Trustees or to the Adviser, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts or other instruments, either in the names of the Trust, the Trustees or as their attorneys or otherwise, as the Trustees may determine; and to establish such committees as they deem appropriate.

(m)        Associations. Subject to Section 8.5, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships, or associations of any kind.

(n)         Reorganizations, Etc. Subject to Sections 9.2 and 9.3, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Property or carry on any business in which the Trust shall have an interest; to merge or consolidate the Trust with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Trust Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Trust holds, or is about to acquire, Securities or any other interests.

(o)         Insurance. To purchase and pay for out of Trust Property insurance policies insuring the Trust and the Trust Property against any and all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such claim or liability.

(p)         Executive Compensation, Pension and Other Plans. To adopt and implement executive compensation, pension, profit sharing, stock option, stock bonus, stock purchase, stock appreciation rights, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust, or to other Persons who have benefited the Trust, all on such terms and for such purposes as the Trustees may determine.

(q)         Distributions. To declare and pay dividends or other distributions to Shareholders, subject to the provisions of Section 6.4.

(r)          Indemnification. In addition to the indemnification provided for in Section 8.4, to indemnify any Person, including any Adviser or independent contractor, with whom the Trust has dealings.

(s)          Charitable Contributions. To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.

(t)          Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust (subject to Section 10.2); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Trust Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Trustees or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Trustees, in such capacity, the Trust Property or the Trust as the Trustees in their discretion may determine.

(u)         Termination of Status. To terminate the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

(v)          Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Trust.

(w)        Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Trust.

(x)         Bylaws. To adopt, implement and from time to time amend Bylaws of the Trust relating to the business and organization of the Trust which are not inconsistent with the provisions of this Declaration of Trust.

(y)         Voting Trust. To participate in, and accept Securities issued under or subject to, any voting trust.

(z)          Proxies. To solicit proxies of the Shareholders at the expense of the Trust.

(aa)        Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.

ARTICLE IV

ADVISER

SECTION 4.1      Appointment. The Trustees are responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisers or independent contractors of the Trust. However, the Trustees are not required personally to conduct the business of the Trust, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Adviser and may grant or delegate such authority to the Adviser as the Trustees may, in their sole discretion, deem necessary or desirable. The Trustees may determine the terms of retention and the compensation of the Adviser and may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and principles established by the Trustees.

SECTION 4.2       Affiliation and Functions. The Trustees, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Adviser.

ARTICLE V

INVESTMENT POLICY

The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8, with respect to the composition of the Trust’s investments and the derivation of its income. Subject to Section 3.2(u), the Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 8.2. The Trustees may change from time to time by resolution or in the Bylaws of the Trust, such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.

ARTICLE VI

SHARES

SECTION 6.1      Authorized Shares. The total number of shares of beneficial interest which the Trust is authorized to issue is 720,000,000 shares, of which 110,000,000 shall be preferred shares of beneficial interest, no par value per share (“Preferred Stock”) (including 83,977 $3.25 Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share; 4,800,000 Series D-10 7.00% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 1,400,000 Series D-11 7.20% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 800,000 Series D-12 6.55% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 4,000,000 6.75% Series D-14 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 1,800,000 6.875% Series D-15 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 3,000,000 7.00% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 6,000,000 6.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 8,000,000 6.625% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; 4,500,000 6.750% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share; and 10,800,000 6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share); 250,000,000 shares shall be common shares of beneficial interest, $.04 par value per share (“Common Stock”), and 360,000,000 shares shall be excess shares of beneficial interest, $.04 par value per share (“Excess Stock”).”

SECTION 6.2	Common Stock.

(a)          Dividend Rights. Subject to the preferential dividend rights of the Preferred Stock, if any, as may be determined by the Board of Trustees pursuant to Section 6.3, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Trustees.

(b)         Rights Upon Liquidation. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Trustees pursuant to Section 6.3 and the preferential rights of the Excess Preferred Stock (as defined in Section 6.6(a)), if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock (as defined in Section 6.6(a)), that portion of the assets of the Trust available for distribution to the holders of Common Stock or Excess Common Stock that bears the same relation to the total amount of such assets of the Trust as the number of shares of Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding.

(c)          Voting Rights. The holders of shares of the Common Stock shall be entitled to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meetings of the stockholders of the Trust, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote (except as otherwise may be determined by the Board of Trustees pursuant to Section 6.3).

SECTION 6.3         Preferred Stock. With respect to the Preferred Stock, the Board of Trustees shall have the power from time to time (a) to classify or reclassify, in one or more series, any unissued shares of Preferred Stock and (b) to reclassify any unissued shares of any series of Preferred Stock, in the case of either (a) or (b) by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares and, in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Title 8.

SECTION 6.4         Dividends or Distributions. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code; however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

SECTION 6.5         General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration or in the resolution creating any class or series of Shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Property. The death of a Shareholder shall not terminate the Trust or give his legal representative any rights against other Shareholders, the Trustees or the Trust Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder. Holders of Shares shall not have any preemptive rights to subscribe to any securities of the Trust.

SECTION 6.6	Restrictions on Ownership and Transfer; Exchange

For Excess Stock.

(a)          Definitions. For the purposes of Sections 6.6, 6.7, 6.8 and 6.9, the following terms shall have the following meanings:

“Adoption Date” shall mean the effective date of the merger of Vornado, Inc. into the Trust.

“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 6.8(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Equity Stock” shall mean outstanding Shares that are either Common Stock or Excess Common Stock.

“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Constructive Ownership Limit” shall mean 9.9% of the outstanding Equity Stock of any class.

“Equity Stock” shall mean outstanding Shares that are either Common Equity Stock or Preferred Equity Stock. Equity Stock of any particular class shall mean Common or Preferred Stock of that class and Excess Common or Preferred Stock that would, under Section 6.8(e)(1), automatically be exchanged for Common or Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

“Excess Common Stock” shall mean Excess Stock that would, under Section 6.8(e)(1), automatically be exchanged for Common Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

“Excess Preferred Stock” shall mean Excess Stock that would, under Section 6.8(e)(1), automatically be exchanged for Preferred Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

“Existing Constructive Holder” shall mean any Person who (i) is the Constructive Owner of Shares in excess of the Constructive Ownership Limit on the Adoption Date, so long as, but only so long as, such Person (x) provides the certification requested by the Board of Trustees as to such Person’s status as a tenant of the Trust or an owner, directly or indirectly, of a tenant of the Trust and such certification is and remains true, (y) Constructively Owns Shares in excess of the Constructive Ownership Limit and (z) is not a Disqualified Constructive Holder, or (ii) is designated by the Board of Trustees as an Existing Constructive Holder pursuant to the provisions of Section 6.6(l)(2), so long as, but only so long as, such Person (x) complies with any conditions or restrictions associated with such designation, (y) Constructively Owns Shares in excess of the Constructive Ownership Limit, and (z) is not a Designated Constructive Holder.

“Existing Holder” shall mean (i) any Person who is the Beneficial Owner of shares of Common Stock in excess of the Ownership Limit on the Adoption Date, so long as, but only so long as, such Person Beneficially Owns shares of Common Stock in excess of the Ownership Limit and (ii) any Person (other than another Existing Holder) to whom an Existing Holder Transfers Beneficial Ownership of shares of Common Stock causing such transferee to Beneficially Own shares of Common Stock in excess of the Ownership Limit but not in excess of such Person’s Existing Holder Limit. Interstate Properties shall not be treated as an Existing Holder for purposes of Section 6.6(i)(1) hereof, instead, transfers of shares of Common Stock by

Interstate Properties shall be treated as transfers of shares of Common Stock by each of the partners of Interstate Properties in proportion to their interest in that partnership.

“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder on the Limitation Date, and after any adjustment pursuant to Section 6.6(i), shall mean the percentage of the outstanding Common Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes such an Existing Holder by virtue of clause (ii) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, provided, that such Person’s Existing Holder Limit shall be the lower of the foregoing percentage and the highest percentage of Common Equity Stock that could be Beneficially Owned by such Person without resulting in the five largest then-existing Existing Holder Limits exceeding 49.9% of the Common Stock (or, if there are fewer than five then-existing Existing Holders, (i) all then-existing Existing Holder Limits plus (ii) the product of (x) the Ownership Limit and (y) five less the number of then-existing Existing Holders shall not exceed 49.9% of the Common Stock) and, after any adjustment pursuant to Section 6.6(i), shall mean such percentage of the outstanding Common Equity Stock as so adjusted. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the shares of Common Stock Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(2) of the Code. From the Limitation Date and prior to the Ownership Limitation Termination Date, the secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for such Existing Holder. There shall be a single Existing Holder Limit for each “family”, as such term is defined in Section 544 of the Code.

“Limitation Date” shall mean the date on which the Trust issues at least 4.875 million shares of Common Stock, or such other date as may be specified by the Board of Trustees by Board action taken prior to the date of such an issuance.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Trustees of the Trust.

“Ownership Limit”, with respect to the Common Stock, shall initially mean 2.0% of the outstanding Common Equity Stock of the Trust, and, after an adjustment, as set forth in Section 6.6(j), shall mean such greater percentage (but not more than 9.9%) as so adjusted, and, with respect to any class of Preferred Stock, shall mean 9.9% of the outstanding Preferred Equity Stock of such class.

“Ownership Limitation Termination Date” shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to qualify as a REIT.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Preferred Equity Stock” shall mean outstanding Shares that are either Preferred Stock or Excess Preferred Stock. Preferred Equity Stock of any particular class shall mean Preferred Stock of that class and Excess Preferred Stock that would, under Section 6.8(e)(1), automatically be exchanged for Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Preferred Stock is held.

“Purported Beneficial Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the person for whom the purported Record Holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Stock upon the occurrence of such event held such Shares.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.6(b).

“Purported Record Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the record holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Stock upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Shares if such Transfer had been valid under Section 6.6(b).

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Special Trust” shall mean the trust created pursuant to Section 6.8(a).

“Tenant” shall mean any Person that leases (or subleases) real property of the Trust.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of Article VI only, the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

(b)	Restrictions on Ownership and Transfer.

(1)         Except as provided in Section 6.6(l), from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person (other than, in the case of Common Stock, an Existing Holder) shall Beneficially Own Shares of any class in excess of the Ownership Limit for such class of Shares and no Person (other than an Existing Constructive Holder) shall Constructively Own Shares in excess of the Constructive Ownership Limit. In addition, except as provided in section 6.6(1), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

(2)         Except as provided in Section 6.6(l), from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than, in the case of a Transfer of Common Stock, an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to Shares of such class shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

(3)         Except as provided in Section 6.6(l), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such shares of Common Stock.

(4)          From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended transferee shall acquire no rights in such Shares.

(5)          From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(6)          From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(c)	Exchange for Excess Stock.

(1)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than, in the case of Common Stock, an Existing Holder) would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as otherwise provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(2)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported transfer such that an Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 6.6(l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(3)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) Constructively Owns Shares in excess of the Constructive Ownership Limit, then such Shares in excess of such limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(4)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be “closely held” within the meaning of Section

856(h) of the Code (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(5)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person other than, with respect to Common Stock, an Existing Holder (the “Purchaser”) purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, the Purchaser would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

(6)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, an Existing Holder purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, such Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6(l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which shares of Common Stock are exchanged, shares of Common Stock Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as exchanged before any shares of Common Stock Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

(7)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person, other than an Existing Constructive Holder (the “Purchaser”), purchases or otherwise acquires an interest in a Person which Constructively Owns Shares (the “Purchase”) and, as a result, the Purchaser would Constructively Own Shares in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares Constructively Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Constructively Owned by the Person an interest in which is being so purchased or acquired are so treated.

(8)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation

Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the “Entity”) and, as a result, a Person (other than, in the case of Common Stock, an Existing Holder) holding an interest in the Entity would Beneficially Own Shares in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Entity shall be treated as exchanged before any Shares Beneficially Owned by the Person holding an interest in the Entity (independently of such Person’s interest in the Entity) are so treated.

(9)         If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns shares of Common Stock (the “Entity”) and, as a result, an Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6 (l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which shares of Common Stock are exchanged, shares of Common Stock Beneficially Owned by the Entity shall be treated as exchanged before any shares of Common Stock Beneficially Owned by the Existing Holder (independently of such Existing Holder’s interest in the Entity) are so treated.

(10)       If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Constructively Owns Shares (the “Entity”) and, as a result, a Person (other than an Existing Constructive Holder) holding an interest in the Entity would Constructively Own Shares of any class in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which Shares are exchanged, Shares Constructively Owned by the Entity shall be treated as exchanged before any Shares Constructively Owned by the Person holding an interest in the Entity (independently of such Person’s interest in the Entity) are so treated.

(11)       If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.6(c)(1) through (10), occurs which would, if effective, result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit, then the smallest number of Shares Constructively Owned by such Person which, if exchanged for Excess Stock, would result in such Person’s Constructive Ownership of Shares not being in excess of the Constructive Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

(12)       If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.6(c)(1) through (10), occurs which would, if effective, result in any Person (other than, in the case of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section 6.6(l)(1) , the smallest number of Shares Beneficially Owned by such Person which, if exchanged for Excess Stock, would result in such Person’s Beneficial Ownership of Shares not being in excess of such Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

(13)       Subject to the provisions of Section 6.6(c)(14), if, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Section 6.6(c)(1) through (10), occurs which would, if effective, result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6(l)(1), the smallest number of shares of Common Stock Beneficially Owned by such Existing Holder which, if exchanged for Excess Stock, would result in such Existing Holder’s Beneficial Ownership of Shares of Common Stock not being in excess of the such Existing Holder Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event. Any event which results in Beneficial Ownership on the Limitation Date by an Existing Holder of shares of Common Stock that were not Beneficially Owned by such Existing Holder on the Adoption Date shall be treated, for purposes of this Section 6.6(c)(13), as an event occurring on the day after the Limitation Date and such shares of Common Stock shall not be taken into account in determining such Existing Holder’s Existing Holder Limit.

(14)       In addition, if a Person (the “nonreporting Person”) who Beneficially Owns more than 2.0% of the outstanding shares of Common Stock on the Adoption Date does not provide all of the information required by Section 6.6(f)(2) hereof and, as a result, five or fewer Persons would, but for the exchange required by this paragraph, Beneficially Own, in the aggregate, more than 49.9% of the outstanding shares of Common Stock, then, as of the day prior to the date on which such aggregate ownership would have come to exceed 49.9%, shares of Common Stock Beneficially Owned by such nonreporting Person in excess of 2.0% of the outstanding shares of Common Equity Stock, to the extent not described on the written notice, if any, provided by such nonreporting Person pursuant to Section 6.6(f )(2) hereof, shall be automatically exchanged for shares of Common Stock to the extent necessary to prevent such aggregate ownership from exceeding 49.9%.

(d)         Remedies For Breach. If the Board of Trustees or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.6(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.6(b), the Board of Trustees or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.6(b)(2) through (4) or Section 6.6(b)(6) shall automatically result in the exchange described in Section 6.6(c), irrespective of any action (or non-action) by the Board of Trustees.

(e)          Notice of Ownership or Attempted Ownership in Violation of Section 6.6(b). Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Shares in violation of Section 6.6(b), shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust’s status as a REIT.

(f)	Owners Required to Provide Information.

(1)          From the Adoption Date and prior to the Ownership Limitation Termination Date:

(a)          every Beneficial Owner of more than 2.0% of the outstanding Equity Stock of any class shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT.

(b)          each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

(2)          every Beneficial Owner of more than 2.0% of the outstanding shares of Common Stock on the Adoption Date shall, within 60 days of the Adoption Date, give written notice, a form for which will be made available by the Trust to those Persons that are Shareholders as of the Adoption Date, to the Trust stating the name and address of such Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a description of how such shares of Common Stock are held.

(g)         Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust’s status as a REIT.

(h)         Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.6(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Stock in a given situation, the Board of Trustees shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.

(i)           Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

(1)          Subject to the limitations provided in Section 6.6(k), any Existing Holder may Transfer shares of Common Stock to a Person who is already an Existing Holder up to the number of shares of Common Stock Beneficially Owned by such transferor Existing Holder in excess of the Ownership Limit with respect to Common Stock. Any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder and increase the Existing Holder Limit for such transferee Existing Holder by the percentage of the outstanding Common Equity Stock so Transferred. The transferor Existing Holder shall give the Board of Trustees of the Trust prior written notice of any such Transfer.

(2)          Subject to the limitations provided in Section 6.6(k), the Board of Trustees may grant stock options which result in Beneficial Ownership of shares of Common Stock by an Existing Holder pursuant to a stock option plan approved by the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.6(k) to permit the Beneficial Ownership of the shares of Common Stock issuable upon the exercise of such stock option.

(3)         The Board of Trustees may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Section 6.6 by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 6.6(i)(2).

(4)         Upon the divorce of an Existing Holder, the Existing Holder Limits of the divorced couple shall be adjusted to reflect their Beneficial Ownership of shares of Common Stock after such divorce.

(j)           Modifications of Ownership Limit. Subject to the limitations provided in Section 6.6(k), the Board of Trustees may from time to time increase the Ownership Limit with respect to a class of Shares.

(k)	Limitations on Modifications.

(1)          Neither the Ownership Limit with respect to a class of Shares nor any Existing Holder Limit may be increased (nor may any additional Existing Holder

Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then-existing Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% of the outstanding Equity Stock of the class of Shares to which such Ownership Limit or Existing Holder Limit relates. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the shares of Common Stock Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(3) of the Code.

(2)          Prior to the modifications of any Existing Holder Limit or Ownership Limit pursuant to Section 6.6(i) or Section 6.6(j), the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.

(3)          No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit for Common Stock.

(4)         The Ownership Limit with respect to a class of Shares may not be increased to a percentage which is greater than 9.9%.

(l)	Exceptions.

(1)         The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership Limit with respect to a class of Shares or an Existing Holder Limit, as the case may be, if the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of Shares of such class will violate the Ownership Limit with respect to such class or any applicable Existing Holder Limit, in either case with respect to such individual, and such Person acknowledges and agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Stock in accordance with Section 6.6(c). In no event shall any exemption granted pursuant to this Section 6.6(l)(1) to a Person that is an individual for purposes of Section 542(a)(2) of the Code permit such individual to have Beneficial Ownership with respect to any class of Shares in excess of 9.9% of the outstanding Shares of such class.

(2)         The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may designate a Person as an Existing Constructive Holder, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B)) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.9%) and the Trust obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person in excess of the Constructive Ownership Limit for Excess Stock in accordance with Section 6.6(c) (as though the phrase “other than an Existing Constructive Holder” did not appear therein).

SECTION 6.7         Legend. (a) Each certificate for Common Stock shall bear the following legend:

“The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own shares of Common Stock in excess of 2.0% (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Stock of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Equity Stock of the Trust (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.”

(b)	Each certificate for Preferred Stock shall bear the following legend:

“The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own shares of Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class and no Person may Constructively Own Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.”

SECTION 6.8	Excess Stock.

(a)          Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Shares for Excess Stock pursuant to Section 6.6(c), such Excess Stock shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 6.8(e). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Stock except as provided in Section 6.8(e). Where a Transfer or other event results in both an automatic exchange of Shares of more than one class for Excess Stock, then separate Special Trusts shall be deemed to have been established for the Excess Stock attributable to the Shares of each such class.

(b)         Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Stock shall be repaid to the Trust upon demand.

(c)          Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Trustees of the Trust pursuant to Section 6.3 and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Trust available for distribution to the holders of Common Stock or Excess Common Stock which bears the same relation to the total amount of such assets of the Trust as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Stock that was exchanged for such Excess Preferred Stock would have been entitled to receive had such Preferred Stock remained outstanding. The Trust, as holder of the Excess Stock in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets or the Trust.

(d)         Voting Rights. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by law).

(e)	Restrictions On Transfer; Designation of Beneficiary.

(1)         Excess Stock shall not be transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Stock held by the Special Trust attributable to a purported Transfer or other event that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Special Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Stock that, in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such Shares (through a gift, devise or other transaction), a price per share equal to the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Stock or, in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Stock on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Stock in the Special Trust shall be automatically exchanged for an equal number of shares of Common Stock or shares of a class of Preferred Stock (depending upon the type and class of Shares that were originally exchanged for such Excess Stock) and such shares of Common Stock or Preferred Stock shall be transferred of record to the transferee of the interest in the Special Trust if such Common Stock or Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 6.8(f).

(2)          Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 6.8(e)(1), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Trust.

(f)          Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, in the case of Excess Stock resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift) the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer or, in the case of Excess Stock created by any other event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Stock on the date of such exchange or (ii) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in an exchange of Shares for such Excess Stock and (ii) the date the Board of Trustees determines in good faith that a purported Transfer or other event resulting in an exchange of Shares for such Excess Stock has occurred, if the Trust does not receive a notice of any such transfer pursuant to Section 5.6(e).

SECTION 6.9	Tenant Ownership Limitation.

(a)          Notice Requirement. An Existing Constructive Holder shall, immediately upon the occurrence of an event causing such Existing Constructive Holder to Constructively Own 2.0% or more of (i) in the case of a Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, the assets or net profits of such Tenant, give written notice to the Trust of its Constructive Ownership interests in such Tenant. Such notice shall specify, as a percentage, (i) in the case of a Tenant that is a corporation, such Existing Constructive Holder’s Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, such Existing Constructive Holder’s Constructive Ownership of the assets and net profits of such Tenant. Existing Constructive Holders that Constructively Own such an interest in a Tenant on the Adoption Date shall so notify the Trust within 30 days after the Adoption Date.

(b)          Ownership Registration. Upon receipt of a notice described in Section 6.9(a) (a “Section 6.9(a) Notice”), the Trust shall immediately notify the other Existing Constructive Holders of the name of the Tenant subject to the Section 6.9(a) Notice (the “Designated Tenant”). Each other Existing Constructive Holder shall, within 30 days of receiving such notice from the Trust, provide the Trust with written notice (a “Section 6.9(b) Notice”) specifying, as a percentage, (i) where the Designated Tenant is a corporation, such Existing Constructive Holder’s Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Designated Tenant, or (ii) where the Designated Tenant is not a corporation, such Existing Constructive Holder’s Constructive Ownership of the assets and net profits of such Designated Tenant.

(c)          Notice of Changes in Ownership. While a Tenant is a Designated Tenant, each Existing Constructive Holder shall, within 20 days of any event causing a change in the percentage levels of such Existing Constructive Holder’s Constructive Ownership of such Designated Tenant, notify the Trust of changes in the information contained in such Existing Constructive Holder’s Section 6.9(a) Notice or Section 6.9(b) Notice with respect to such Designated Tenant (or any update of such information pursuant to this Section 6.9(c)).

(d)         Recordkeeping. The Secretary of the Trust shall maintain a record of the aggregate Constructive Ownership of each Designated Tenant by the Existing Constructive Holders and shall make such record available to an Existing Constructive Holder upon request. A Designated Tenant shall remain a Designated Tenant for so long as there is an Existing Constructive Holder which Constructively Owns 2.0% or more of (i) in the case of a Designated Tenant that is a corporation, the outstanding voting power of the total number of outstanding shares of such Designated Tenant, or (ii) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant. The Secretary of the Trust shall notify the Existing Constructive Holders when the status of a Tenant as a Designated Tenant terminates. An Existing Constructive Holder’s status as a Disqualified Existing Constructive Holder will terminate when the status of the Tenant with respect to which such disqualified status arose as a Designated Tenant terminates.

(e)          Excess Ownership. If, at any time from the Limitation Date to the Ownership Limitation Termination Date, the aggregate Constructive Ownership of a Tenant (the “Related Party Tenant”) by the Existing Constructive Holders equals or exceeds 10.0% of (i) in the case of a Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, the assets or net profits of such Tenant, then, provided that the amounts received by the Trust from leases of real property rented by such Related Party Tenant exceeded $100,000 in the immediately preceding fiscal year (the “De Minimis Level”), one or more of the Existing Constructive Holders shall be a Disqualified Constructive Holder, in accordance with the rules set forth below. The De Minimis level for a particular Related Party Tenant shall be adjusted in the event that (i) there are pre-existing Designated Tenants which are Related Party Tenants and (ii) the amounts received by the Trust from leases of real property rented by such Designated Tenants do not exceed the De Minimis level in the absence of such adjustment.

(1)         Excess Ownership of a Non-Designated Tenant. If the Related Party Tenant is not a Designated Tenant, then each Existing Constructive Holder whose Constructive Ownership of interests in such Related Party Tenant is such that such Existing Constructive Holder is required to provide a Section 6.9(a) Notice shall be a Disqualified Constructive Holder as of the first date that the aggregate ownership described in Section 6.9(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level.

(2)         Excess Ownership of a Designated Tenant. Subject to the provisions of Section 6.9(e)(3), if the Related Party Tenant is a Designated Tenant, then each Existing Constructive Holder that has not complied with the provisions of Section 6.9(c) hereof shall be a Disqualified Constructive Holder as of the first date that the aggregate ownership described in Section 6.9(e) first came to equal or exceed 10.0% or, if after, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership described in Section 6.9(e) continues to equal or exceed 10.0%, then the Existing Constructive Holder (x) whose Constructive Ownership of interests in such Designated Tenant equals or exceeds 2.0% of (i) in the case of a Designated Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Designated Tenant, or (ii) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant and (y) which was the last such Existing Constructive Holder to (a) become an Existing Constructive Holder or (b) have an increase in its Constructive Ownership of the feature of the Designated Tenant with respect to which the aggregate ownership described in Section 6.9(e) equals or exceeds 10%, shall be treated as a Disqualified Constructive Holder for the period beginning on the first date that the aggregate ownership described in Section 6.9(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership of the remaining Existing Constructive Holders continues to equal or exceed 10%, then the process described above shall be repeated.

(3)         Acquisitions During Notice Periods. If the Related Party Tenant is a Designated Tenant and the aggregate Constructive Ownership described in Section 6.9(e) equals or exceeds 10.0% as a result of increases in Constructive Ownership taking place during the notice periods described in Section 6.9(a) or Section 6.9(b), then the Existing Constructive Holder that Constructively Owns an interest in the relevant feature of the Designated Tenant and that was the last such Existing Constructive Holder to (i) become an Existing Constructive Holder or (ii) have an increase in its Constructive Ownership of such feature of the Designated Tenant shall be treated as a Disqualified Constructive Holder for the period beginning on the first date that the aggregate ownership described in Section 6.9(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If excess aggregate Constructive Ownership continues to exist, then this process shall be repeated.

(f )         Modifications. The Board of Trustees may, on a prospective basis, modify the Constructive Ownership thresholds described in Section 6.9(a) and Section 6.9(d) and the De Minimis Level described in Section 6.9(e).

(g)         Determination of Voting Power. The outstanding voting power of a corporate Tenant shall be determined for purposes of this Section 6.9 in the manner in which such is determined for purposes of Section 856(d)(2) of the Code.

SECTION 6.10 Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 6.11 New York Stock Exchange Transactions. Nothing in this Article VI, shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

ARTICLE VII

SHAREHOLDERS

SECTION 7.1 Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws at which the Trustees shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

SECTION 7.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 7.1 and 2.3; (b) amendment of this Declaration of Trust as provided in Section 9.1; (c) termination of the Trust as provided in Section 10.2; (d) reorganization of the trust as provided in Section 9.2; and (e) merger, consolidation or share exchange of the Trust, or the sale or disposition of substantially all of the Trust Property, as provided in Section 9.3. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

SECTION 7.3 Consent of Shareholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of beneficial interest having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary of the Trust at its principal place of business by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 7.3 to the Trust, written consents signed by a sufficient number of Shareholders to take action are delivered to the Secretary of the Trust as described in the preceding sentence. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

ARTICLE VIII

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,

EMPLOYEES AND AGENTS

AND TRANSACTIONS BETWEEN THEM AND THE TRUST

SECTION 8.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

SECTION 8.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

SECTION 8.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity of enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

SECTION 8.4 Indemnification. To the extent provided in its Bylaws, the Trust shall have the power to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each Shareholder, Trustee, officer, employee or agent (including any person who, while a Trustee of the Trust, is or was serving at the request of the Trust as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trustee, officer, employee or agent.

SECTION 8.5 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including without limitation for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE IX

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 9.1	Amendment.

(a)          This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon,

except that Section 2.3, Section 6.6, Section 6.7, Section 6.8, this subsection and subsection (b) of this Section 9.1, shall not be amended, altered or repealed (or any other provision of this Declaration of Trust be amended, altered or repealed or any provision be added to this Declaration of Trust, in either case having the effect of amending, altering or repealing any such sections or subsections) without the affirmative vote of the holders of not less than two thirds of the Shares then outstanding and entitled to vote.

(b)         The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8. The Board of Trustees, without any action by the shareholders of the Trust, may amend the Amended and Restated Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Trust is authorized to issue.

(c)        An amendment to this Declaration of Trust shall become effective as provided in Section 11.5.

(d)         This Declaration of Trust may not be amended except as provided in this Section 9.1.

SECTION 9.2 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) cause the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust; (b) merge the Trust into, or sell, convey and transfer the Trust Property to, any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust; and (c) thereupon terminate the Trust and deliver such Securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them; provided that any such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

SECTION 9.3 Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell or otherwise dispose of all or substantially all of the Trust Property; provided, that such action shall have been approved, at a meeting of the Shareholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

ARTICLE X

DURATION AND TERMINATION OF TRUST

SECTION 10.1	Duration of Trust.

(a)          Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders or not less than a majority of the Shares outstanding. Upon the termination of the Trust:

(i)          The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)         The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collects its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii)        After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than shares of Common Stock) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than shares of Common Stock) at the time outstanding, be distributed ratably among the holders of Common Stock at the time outstanding.

(b)         After termination of the Trust, the liquidation of its business, and the distribution to the Shareholders as herein provided a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 11.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders; (d) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

SECTION 11.3	Provisions in Conflict with Law or Regulations.

(a)          The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT Provisions of the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Section 9.1; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

(b)         If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

SECTION 11.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

SECTION 11.5 Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

THIRD: The Ownership Limit, as defined in Article VI, Section 6.6(a), has been increased from 2.0% to 6.7% by the Board of Trustees in accordance with Article VI, Sections 6.6(j) and 6.6(k).

FOURTH: The name and address of the Trust’s current resident agent is as set forth in Article I, Section 1.2 of the foregoing restatement of the Declaration of Trust.

FIFTH: The number of trustees of the Trust and the names of those currently in office are as set forth in Article II of the foregoing restatement of the Declaration of Trust.

SIXTH: The restatement of the Declaration of Trust has been approved by a majority of the entire Board of Trustees.

SEVENTH: The undersigned Executive Vice President – Finance and Administration and Chief Financial Officer acknowledges these Articles of Restatement to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President – Finance and Administration and Chief Financial Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Trust has caused these Articles of Restatement of the Trust to be signed in its name and on its behalf by its Executive Vice President – Finance and Administration and Chief Financial Officer and attested to by its Secretary on this 25th day of July, 2007.

VORNADO REALTY TRUST
/s/ Joseph Macnow
Joseph Macnow
Executive Vice President – Finance and Administration and Chief Financial Officer

ATTEST:
/s/ Alan J. Rice
Alan J. Rice
Secretary

VORNADO REALTY TRUST

EXHIBIT A

§3.25 SERIES A CONVERTIBLE PREFERRED SHARES

(liquidation preference $50.00 per share)

Section 1.          Number of Shares and Designation. This series of Preferred Stock shall be designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the “Series A Preferred Shares”), and 83,977 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

“Act” shall have the meaning set forth in paragraph (g) of Section 5 hereof.

“Board of Trustees” shall mean the Board of Trustee of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Redemption Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Constituent Person” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Conversion Price” shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $72.75 (equivalent to a conversion rate of 0.68728 Common Shares for each Series A Preferred Share).

“Current Market Price” of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Trust or the Board of Trustees.

“Dividend Payment Date” shall mean the first calendar day of January, April, July and October, in each year, commencing on July 1, 1997; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include June 30, 1997).

“Fair Market Value” shall mean the average of the daily Current Market Prices per Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “‘ex’ date,” when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean the first date on which any Series A Preferred Shares are issued and sold.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior stock within the meaning set forth in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Non-Electing Share” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Press Release” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Securities” shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

“Series A Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NYSE National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

“Transaction” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Transfer Agent” means First Union National Bank of North Carolina, Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series A Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.          Dividends. (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Trustees out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $3.25 per Series A Preferred Share (the “Annual Dividend Rate”). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized and declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the stock records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend

Payment Record Date”), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

(c)          So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts or dividends accumulated and unpaid on the Series A Preferred Shares and such Parity Shares.

(d)          So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and any Parity Shares.

Section 4.         Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive Fifty Dollars ($50.00) per Series A Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets (including, without limitation, the conversion of the Trust into an Umbrella Partnership REIT), shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

Section 5.          Redemption at the Option of the Trust. (a) Except as otherwise permitted by Article VI of the Declaration, the Series A Preferred Shares shall not be redeemable by the Trust prior to April 1, 2001. On and after April 1, 2001, the Trust, at its option, may redeem the shares of Series A Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

(b)         The Series A Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time, only if for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Shares on each of such 20 Trading Days exceeds $87.30. In order to exercise its redemption option, the Trust shall issue a press release announcing the redemption (the “Press Release”) prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Trust shall not issue a Press Release prior to February 1, 2001. The Press Release shall announce the redemption and set forth the number of Series A Preferred Shares that the Trust intends to redeem. The Redemption Date (which may not be before April 1, 2001) shall be selected by the Trust, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Trust issues the Press Release (the “Redemption Date”).

(c)	Upon redemption of Series A Preferred Shares by the Trust on the

Redemption Date, each Series A Preferred Share so redeemed shall be converted into a number of Common Shares equal to the aggregate Liquidation Preference of the shares of Series A Preferred Shares being redeemed divided by the Conversion Price as of the opening of business on the Redemption Date.

Upon any redemption of Series A Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series A Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series A Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption or on the Common Shares issued upon such redemption.

(d)         If full cumulative dividends on the Series A Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series A Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series A Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(e)          If the Trust shall redeem shares of Series A Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Trust issues the Press Release to each holder of record of the Series A Preferred Shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Redemption Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be redeemed, the number of such Series A Preferred Shares to be redeemed from such holder; (3) the number of Common Shares to be issued with respect to each Series A Preferred Share; (4) the place or places at which certificates for such Series A Preferred Shares are to be surrendered for certificates representing Common Shares; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available a number of Common Shares or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Trust shall cease (except the rights to receive the Common Shares and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide Common Shares and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, Common Shares and any cash necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and cash be applied to the redemption of the Series A Preferred Shares so called for redemption. At the close of business or the Redemption Date, each holder of Series A Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of Common Shares into which such Series A Preferred Shares is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Shares. No interest shall accrue for the benefit of the holder of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series A Preferred Shares shall be exchanged for certificates of Common Shares and any cash (without interest thereon) for which such Series A Preferred Shares have been redeemed. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series A Preferred Shares shall be issued without cost to the holder thereof.

(f)          No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of a Series A Preferred Share. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a share of Series A Preferred Shares, the Trust shall pay to the holder of such Series A Preferred Share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Redemption Date. If more than one Series A Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

(g)         The Trust covenants that any Common Shares issued upon redemption of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon redemption of the Series A Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

The Trust shall endeavor to take any action necessary to ensure that any Common Shares issued upon the redemption of Series A Preferred Shares are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities or blue sky laws (other than any Common Shares issued upon redemption of any Series A Preferred Shares that are held by an “affiliate” (as defined in Rule 144 under the Act) of the Trust).

Section 6.	Reacquired Shares to Be Retired.

All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.	Conversion.

Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

(a)          Subject to and upon compliance with the provisions of this Section 7, a holder of Series A Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7; by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert Series A Preferred Shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the Redemption Date fixed for such redemption, unless the Trust shall default in making payment of the Common Shares and any cash payable upon such redemption under Section 5 hereof.

(b)         In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series A Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder of such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

Holders of Series A Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except Series A Preferred Shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, such Series A Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such Series A Preferred Shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series A Preferred Shares for conversion into Common Shares on such Dividend Payment Date will receive the dividend payable by the Trust on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series A Preferred Shares or for dividends on the Common Shares issued upon such conversion.

As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such Series A Preferred Shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered and such notice received by the Trust.

(c)          No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Trust shall pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

(d)	The Conversion Price shall be adjusted from time to time as follows:

(i)           If the Trust shall after the Issue Date (A) pay a dividend or make a distribution on its shares of beneficial interest in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)         If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following such record date (subject to paragraph (h) below). In determining whether any rights, options or warranties entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive.

(iii)        If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash dividends or distributions paid out of assets based upon a fair valuation of the assets, in excess of the sum of the liabilities of the trust and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the “Securities”), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Shares on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Trustees, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per share of the Common Shares on the record date mentioned below. Such adjustment shall become effective immediately upon the opening of business on the day next following (subject to paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is required to be distributed with each Common Share delivered to a Person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be “the date fixed for the determination of the shareholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences).

The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series A Preferred Shares shall not be entitled to receive rights, including exchange rights (the “Rights”), pursuant to any shareholders protective rights agreement (the “Agreement”) that may be adopted by the Trust as if such holders had converted such shares into Common Shares immediately prior to the occurrence of such distribution or event shall not be deemed a distribution of Securities for the purposes of any Conversion Price adjustment pursuant to this subparagraph (iii) or otherwise give rise to any Conversion Price adjustment pursuant to this Section 7; provided, however, that in lieu of any adjustment to the Conversion Price as a result of any such a distribution or occurrence, the Trust shall make provision so that Rights, to the extent issuable at the time of conversion of any Series A Preferred Shares into Common Shares, shall issue and attach to such Common Shares then issued upon conversion in the amount and manner and to the extent and as provided in the Agreement in respect of issuances at the time of Common Shares other than upon conversion.

(iv)        No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 7 shall be made to the nearest cent with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

(e)          If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust’s assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share of the Trust held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert their Series A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

(f)	If:

(i)          the Trust shall declare a dividend for any (or any other distribution) on the Common Shares (other than in cash out of assets, based on a fair valuation of assets, in excess of the sum of the liabilities of the trust and the amount of stated capital attributable to Common Shares, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Trust and its consolidated subsidiaries available at the time of the declaration of the dividend or distribution; or

(ii)         the Trust shall authorize the granting to the holders of the Common Shares of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants (other than Rights to which the second paragraph of subparagraph (d) (iii) of this Section 7 applies; or

(iii)        there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (i) of this Section 7 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entirety and for which approval of any shareholders of the Trust is required, or

(iv)        there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust,

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(g)          Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holders of each Series A Preferred Share at such holder’s last address as shown on the stock records of the Trust.

(h)         In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

(i)          There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)           If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Trustees would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

(k)         The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares,

for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Trust further covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Trust shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series A Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

(l)          The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Banking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)	prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

(b)          on a parity with the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of stock or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series A Preferred Shares.

Section 10.        Voting. Except as otherwise set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series A Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)          Any amendment, alteration or repeal or any of the provisions of the Declaration or these Articles Supplementary that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series A Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary; and provided further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b)	The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series A Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series A Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.        Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.        Restrictions on Ownership and Transfer. The Series A Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series A Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT B

7.00% SERIES D-10 CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.         Number of Shares and Designation. This series of Preferred Stock shall be designated as 7.00% Series D-10 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value per share (the “Series D-10 Preferred Shares”), and 4,800,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series D-10 Preferred Shares, the following terms shall have the meanings indicated:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D-10 Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Dividend Payment Date” shall mean the March 15, June 15, September 15 and December 15 in each year, commencing on the first of March 15, June 15, September 15 or December 15 to follow the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date (without any interest or other payment in respect of any such delay).

“Dividend Periods” shall mean quarterly dividend periods commencing on March 15, June 15, September 15 and December 15 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series D-10 Preferred Share, which shall commence on the date on which such Series D-10 Preferred Share was issued by the Trust and end on and include the day preceding the next succeeding March 15, June 15, September 15 or December 15 to occur (whichever occurs first)).

“Issue Date” shall mean the first date on which any Series D-10 Preferred Shares are issued.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest as described in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Operating Partnership” shall mean Vornado Realty L.P., a Delaware limited partnership.

“Parity Shares” shall mean any shares of beneficial interest as described in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.

“Series D-10 Preferred Shares” shall have the meaning set forth in Section 1 hereof. It is the intention of the Trust in establishing the Series D-10 Preferred Shares, that, except to the extent otherwise set forth herein, each Series D-10 Preferred Share shall be substantially the economic equivalent of a Series D-10 Preferred Unit in respect of which it was issued.

“Series D-10 Preferred Units” shall mean the Series D-10 Preferred Units of limited partner interest of the Operating Partnership.

“Set apart for payment” shall be deemed to include, without any action other than the following: the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to the authorization of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D-10 Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D-10 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means First Union National Bank, Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series D-10 Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.         Dividends. (a) The holders of Series D-10 Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.75 per Series D-10 Preferred Share (the “Annual Dividend Rate”). Such dividends with respect to each Series D-10 Preferred Share shall be cumulative from the date on which such Series D-10 Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates commencing with respect to each Series D-10 Preferred Share on the first Dividend Payment Date after the date on which such Series D-10 Preferred Share was issued by the Trust. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D-10 Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for each Series D-10 Preferred Share shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D-10 Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D-10 Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D-10 Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-10 Preferred Shares that may be in arrears.

(c)          So long as any Series D-10 Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-10 Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart for payment, as aforesaid, all dividends authorized and declared upon Series D-10 Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D-10 Preferred Shares and such Parity Shares.

(d)          So long as any Series D-10 Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D-10 Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D-10 Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series D-10 Preferred Shares and any Parity Shares.

(e)          Any accumulated distributions on Series D-10 Preferred Units that remain unpaid at the time such Series D-10 Preferred Units are acquired by the Trust for Series D-10 Preferred Shares shall also be deemed to be accumulated and unpaid dividends in respect of such Series D-10 Preferred Shares as of the date of issuance of such Series D-10 Preferred Shares and shall be paid when declared by the Board of Trustees.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D-10 Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series D-10 Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holder; but such holders of Series D-10 Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series D-10 Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D-10 Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D-10 Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D-10 Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D-10 Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D-10 Preferred Shares shall not be entitled to share therein.

Section 5.          Redemption at the Option of the Trust. (a) Except as otherwise permitted by Article VI of the Declaration, the Series D-10 Preferred Shares shall not be redeemable by the Trust prior to November 17, 2008. On and after November 17, 2008, the Trust, at its option, may redeem the Series D-10 Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, equal to the Liquidation Preference plus dividends accumulated and unpaid thereon to the date of redemption (the “Redemption Price”).

(b)         If full cumulative dividends on the Series D-10 Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series D-10 Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series D-10 Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(c)          If the Trust shall redeem shares of Series D-10 Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the Series D-10 Preferred Shares to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date (as defined hereinafter). Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the share transfer records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series D-10 Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the date on which such Series D-10 Preferred Shares are to be redeemed (the “Redemption Date”); (2) the number of Series D-10 Preferred Shares to be redeemed and, if fewer than all the Series D-10 Preferred Shares are to be redeemed, the method of selecting the number of such Series D-10 Preferred Shares to be redeemed from each holder; (3) the Redemption Price; (4) the place or places at which certificates for such Series D-10 Preferred Shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D-10 Preferred Shares so called for redemption shall cease to accumulate, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D-10 Preferred Shares of the Trust shall cease (except the right to receive the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D-10 Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series D-10 Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series D-10 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series D-10 Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series D-10 Preferred Shares have been redeemed. If fewer than all of the outstanding Series D-10 Preferred Shares are to be redeemed, the Series D-10 Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series D-10 Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D-10 Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series D-10 Preferred Shares shall be issued without cost to the holder thereof.

Section 6.        Reacquired Shares to Be Retired. All Series D-10 Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.          No Right of Conversion. The Series D-10 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series D-10 Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series D-10 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of shares of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-10 Preferred Shares (“Senior Shares”);

(b)          on a parity with the Series D-10 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D-10 Preferred Shares, if the holders of shares of such class or series and the Series D-10 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series D-10 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Common Shares or if the holders of Series D-10 Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and shares of such class or series shall not in either case rank prior to the Series D-10 Preferred Shares.

Accordingly, the Series A Convertible Preferred Shares, Series B Cumulative Redeemable Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares, Series D-3 Cumulative Redeemable Preferred Shares, Series D-4 Cumulative Redeemable Preferred Shares, Series D-5 Cumulative Redeemable Preferred Shares, Series D-6 Cumulative Redeemable Preferred Shares, Series D-7 Cumulative Redeemable Preferred Shares, Series D-8 Cumulative Redeemable Preferred Shares and Series D-9 Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.      Voting. Except as otherwise set forth herein, the Series D-10 Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate (or trust) action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D-10 Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) and whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D-10 Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series D-10 Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D-10 Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D-10 Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D-10 Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D-10 Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D-10 Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D-10 Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D-10 Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D-10 Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D-10 Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series D-10 Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series D-10 Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating (a) any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the Series D-10 Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D-10 Preferred Shares or the Voting Preferred Shares as defined in Section 10(b) shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series D-10 Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D-10 Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series D-10 Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof, or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series D-10 Preferred Shares for other preferred stock or shares having substantially the same terms and same rights as the Series D-10 Preferred Shares with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D-10 Preferred Shares but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series D-10 Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith, or (b) the authorization or creation of, or the increase in the authorized or issued amount of, any shares of any class or series or any security convertible into or exchangeable for shares of any class or series ranking prior to the Series D-10 Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends or distributions; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D-10 Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, provision is made for the redemption of all Series D-10 Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

Any increase in the authorized number of shares constituting the Series D-10 Preferred Shares for purposes of an issuance of such shares to persons other than an issuance to be made solely to all of the then existing holders thereof on an identical per share basis will require the affirmative vote of 66 2/3% of the votes entitled to be cast by the holders of Series D-10 Preferred Shares.

For purposes of the foregoing provisions of this Section 10, each Series D-10 Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series D-10 Preferred Shares as a single class on any matter, then the Series D-10 Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D-10 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.      Restrictions on Ownership and Transfer. The Series D-10 Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series D-10 Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D-10 Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT C

SERIES D-11 7.2% CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.         Number of Shares and Designation. This series of Preferred Stock shall be designated as Series D-11 7.2% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series D-11 Preferred Shares”), and 1,400,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series D-11 Preferred Shares, the following terms shall have the meanings indicated:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D-11 Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Dividend Payment Date” shall mean the first calendar day of January, April, July and October, in each year, commencing on the first of January 1, April 1, July 1 or October 1 to follow the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series D-11 Preferred Share, which shall commence on the date on which such Series D-11 Preferred Share was issued by the Trust and end on and include the day preceding the next succeeding January 1, April 1, July 1 or October 1 to occur (whichever occurs first)).

“Issue Date” shall mean the first date on which any Series D-11 Preferred Shares are issued.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest as described in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Operating Partnership” shall mean Vornado Realty L.P., a Delaware limited partnership.

“Parity Shares” shall mean any shares of beneficial interest as described in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.

“Series D-11 Preferred Shares” shall have the meaning set forth in Section 1 hereof. It is the intention of the Trust in establishing the Series D-11 Preferred Shares, that, except to the extent otherwise set forth herein, each Series D-11 Preferred Share shall be substantially the economic equivalent of a Series D-11 Preferred Unit in respect of which it was issued.

“Series D-11 Preferred Units” shall mean the Series D-11 Preferred Units of limited partner interest of the Operating Partnership.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D-11 Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D-11 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means First Union National Bank, Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series D-11 Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.          Dividends. (a) The holders of Series D-11 Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the

Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.80 per Series D-11 Preferred Share (the “Annual Dividend Rate”). Such dividends with respect to each Series D-11 Preferred Share shall be cumulative from the date on which such Series D-11 Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates commencing with respect to each Series D-11 Preferred Share on the first Dividend Payment Date after the date on which such Series D-11 Preferred Share was issued by the Trust. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D-11 Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for each Series D-11 Preferred Share shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D-11 Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D-11 Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D-11 Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-11 Preferred Shares that may be in arrears.

(c)          So long as any Series D-11 Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-11 Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series D-11 Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D-11 Preferred Shares and such Parity Shares.

(d)          So long as any Series D-11 Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D-11 Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D-11 Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series D-11 Preferred Shares and any Parity Shares.

(e)          Any accumulated distributions on Series D-11 Preferred Units that remain unpaid at the time such Series D-11 Preferred Units are acquired by the Trust for Series D-11 Preferred Shares shall also be deemed to be accumulated and unpaid dividends in respect of such Series D-11 Preferred Shares as of the date of issuance of such Series D-11 Preferred Shares and shall be paid when declared by the Board of Trustees.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D-11 Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series D-11 Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holder; but such holders of Series D-11 Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series D-11 Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D-11 Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D-11 Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D-11 Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D-11 Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D-11 Preferred Shares shall not be entitled to share therein.

Section 5.          Redemption at the Option of the Trust. (a) Except as otherwise permitted by Article VI of the Declaration, the Series D-11 Preferred Shares shall not be redeemable by the Trust prior to May 27, 2009. On and after May 27, 2009, the Trust, at its option, may redeem the Series D-11 Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, equal to the Liquidation Preference plus dividends accumulated and unpaid prior to the date of redemption (the “Redemption Price”).

(b)         If full cumulative dividends on the Series D-11 Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series D-11 Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series D-11 Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(c)          If the Trust shall redeem shares of Series D-11 Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the Series D-11 Preferred Shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series D-11 Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the date on which such Series D-11 Preferred Shares are to be redeemed (the “Redemption Date”); (2) the number of Series D-11 Preferred Shares to be redeemed and, if fewer than all the Series D-11 Preferred Shares held by such holder are to be redeemed, the number of such Series D-11 Preferred Shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places at which certificates for such Series D-11 Preferred Shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D-11 Preferred Shares so called for redemption shall cease to accumulate, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D-11 Preferred Shares of the Trust shall cease (except the right to receive the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D-11 Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series D-11 Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series D-11 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series D-11 Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series D-11 Preferred Shares have been redeemed. If fewer than all of the outstanding Series D-11 Preferred Shares are to be redeemed, the Series D-11 Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series D-11 Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D-11 Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series D-11 Preferred Shares shall be issued without cost to the holder thereof.

Section 6.        Reacquired Shares to Be Retired. All Series D-11 Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.          No Right of Conversion. The Series D-11 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series D-11 Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series D-11 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of shares of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-11 Preferred Shares (“Senior Shares”);

(b)          on a parity with the Series D-11 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D-11 Preferred Shares, if the holders of shares of such class or series and the Series D-11 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series D-11 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Common Shares or if the holders of Series D-11 Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and shares of such class or series shall not in either case rank prior to the Series D-11 Preferred Shares.

Accordingly, the Series A Convertible Preferred Shares, Series B Cumulative Redeemable Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares, Series D-3 Cumulative Redeemable Preferred Shares, Series D-4 Cumulative Redeemable Preferred Shares, Series D-5 Cumulative Redeemable Preferred Shares, Series D-6 Cumulative Redeemable Preferred Shares, Series D-7 Cumulative Redeemable Preferred Shares, Series D-8 Cumulative Redeemable Preferred Shares, Series D-9 Cumulative Redeemable Preferred Shares and Series D-10 Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.      Voting. Except as otherwise set forth herein, the Series D-11 Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate (or trust) action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D-11 Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) and whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D-11 Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series D-11 Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D-11 Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D-11 Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D-11 Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D-11 Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D-11 Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D-11 Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D-11 Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D-11 Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D-11 Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series D-11 Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series D-11 Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating (a) any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the Series D-11 Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D-11 Preferred Shares or the Voting Preferred Shares shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series D-11 Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D-11 Preferred Shares but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series D-11 Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith or (b) the authorization or creation of, or the increase in the authorized or issued amount of, any shares of any class or series or any security convertible into or exchangeable for shares of any class or series ranking prior to the Series D-11 Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends or distributions; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D-11 Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, provision is made for the redemption of all Series D-11 Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series D-11 Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series D-11 Preferred Shares as a single class on any matter, then the Series D-11 Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D-11 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.     Restrictions on Ownership and Transfer. The Series D-11 Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series D-11 Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D-11 Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT D

SERIES D-12 6.55% CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.         Number of Shares and Designation. This series of Preferred Stock shall be designated as Series D-12 6.55% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series D-12 Preferred Shares”), and 800,000 shall be the number of shares of Preferred Stock constituting such series.

Section 1.         Definitions. For purposes of the Series D-12 Preferred Shares, the following terms shall have the meanings indicated:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D-12 Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Dividend Payment Date” shall mean the first calendar day of January, April, July and October, in each year, commencing on the first of January 1, April 1, July 1 or October 1 to follow the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series D-12 Preferred Share, which shall commence on the date on which such Series D-12 Preferred Share was issued by the Trust and end on and include the day preceding the next succeeding January 1, April 1, July 1 or October 1 to occur (whichever occurs first)).

“Issue Date” shall mean the first date on which any Series D-12 Preferred Shares are issued.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest as described in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Operating Partnership” shall mean Vornado Realty L.P., a Delaware limited partnership.

“Parity Shares” shall mean any shares of beneficial interest as described in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.

“Series D-12 Preferred Shares” shall have the meaning set forth in Section 1 hereof. It is the intention of the Trust in establishing the Series D-12 Preferred Shares, that, except to the extent otherwise set forth herein, each Series D-12 Preferred Share shall be substantially the economic equivalent of a Series D-12 Preferred Unit in respect of which it was issued.

“Series D-12 Preferred Units” shall mean the Series D-12 Preferred Units of limited partner interest of the Operating Partnership.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D-12 Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D-12 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series D-12 Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.          Dividends. (a) The holders of Series D-12 Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the

Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.6375 per Series D-12 Preferred Share (the “Annual Dividend Rate”). Such dividends with respect to each Series D-12 Preferred Share shall be cumulative from the date on which such Series D-12 Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates commencing with respect to each Series D-12 Preferred Share on the first Dividend Payment Date after the date on which such Series D-12 Preferred Share was issued by the Trust. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D-12 Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for each Series D-12 Preferred Share shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D-12 Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D-12 Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D-12 Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-12 Preferred Shares that may be in arrears.

(c)          So long as any Series D-12 Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-12 Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series D-12 Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D-12 Preferred Shares and such Parity Shares.

(d)          So long as any Series D-12 Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D-12 Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D-12 Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series D-12 Preferred Shares and any Parity Shares.

(e)          Any accumulated distributions on Series D-12 Preferred Units that remain unpaid at the time such Series D-12 Preferred Units are acquired by the Trust for Series D-12 Preferred Shares shall also be deemed to be accumulated and unpaid dividends in respect of such Series D-12 Preferred Shares as of the date of issuance of such Series D-12 Preferred Shares and shall be paid when declared by the Board of Trustees.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D-12 Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series D-12 Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holder; but such holders of Series D-12 Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series D-12 Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D-12 Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D-12 Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D-12 Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D-12 Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D-12 Preferred Shares shall not be entitled to share therein.

Section 5.          Redemption at the Option of the Trust. (a) Except as otherwise permitted by Article VI of the Declaration, the Series D-12 Preferred Shares shall not be redeemable by the Trust prior to December 17, 2009. On and after December 17, 2009, the Trust, at its option, may redeem the Series D-12 Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, equal to the Liquidation Preference plus dividends accumulated and unpaid prior to the date of redemption (the “Redemption Price”).

(b)         If full cumulative dividends on the Series D-12 Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series D-12 Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series D-12 Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(c)          If the Trust shall redeem shares of Series D-12 Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the Series D-12 Preferred Shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series D-12 Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the date on which such Series D-12 Preferred Shares are to be redeemed (the “Redemption Date”); (2) the number of Series D-12 Preferred Shares to be redeemed and, if fewer than all the Series D-12 Preferred Shares held by such holder are to be redeemed, the number of such Series D-12 Preferred Shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places at which certificates for such Series D-12 Preferred Shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D-12 Preferred Shares so called for redemption shall cease to accumulate, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D-12 Preferred Shares of the Trust shall cease (except the right to receive the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D-12 Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series D-12 Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series D-12 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series D-12 Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series D-12 Preferred Shares have been redeemed. If fewer than all of the outstanding Series D-12 Preferred Shares are to be redeemed, the Series D-12 Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series D-12 Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D-12 Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series D-12 Preferred Shares shall be issued without cost to the holder thereof.

Section 6.        Reacquired Shares to Be Retired. All Series D-12 Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.          No Right of Conversion. The Series D-12 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series D-12 Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series D-12 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of shares of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-12 Preferred Shares (“Senior Shares”);

(b)          on a parity with the Series D-12 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D-12 Preferred Shares, if the holders of shares of such class or series and the Series D-12 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series D-12 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Common Shares or if the holders of Series D-12 Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and shares of such class or series shall not in either case rank prior to the Series D-12 Preferred Shares.

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares, Series D-3 Cumulative Redeemable Preferred Shares, Series D-4 Cumulative Redeemable Preferred Shares, Series D-5 Cumulative Redeemable Preferred Shares, Series D-6 Cumulative Redeemable Preferred Shares, Series D-7 Cumulative Redeemable Preferred Shares, Series D-8 Cumulative Redeemable Preferred Shares, Series D-9 Cumulative Redeemable Preferred Shares, Series D-10 Cumulative Redeemable Preferred Shares, Series D 11 Cumulative Redeemable Preferred Shares, Series E Cumulative Redeemable Preferred Shares and Series F Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.      Voting. Except as otherwise set forth herein, the Series D-12 Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate (or trust) action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D-12 Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) and whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D-12 Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series D-12 Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D-12 Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D-12 Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D-12 Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D-12 Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D-12 Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D-12 Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D-12 Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D-12 Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D-12 Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series D-12 Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series D-12 Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating (a) any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the Series D-12 Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D-12 Preferred Shares or the Voting Preferred Shares shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series D-12 Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D-12 Preferred Shares but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series D-12 Preferred Shares and the Voting Preferred Shares

otherwise entitled to vote in accordance herewith or (b) the authorization or creation of, or the increase in the authorized or issued amount of, any shares of any class or series or any security convertible into or exchangeable for shares of any class or series ranking prior to the Series D-12 Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends or distributions; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D-12 Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, provision is made for the redemption of all Series D-12 Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series D-12 Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series D-12 Preferred Shares as a single class on any matter, then the Series D-12 Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Any increase in the authorized number of shares constituting the Series D-12 Preferred Shares for purposes of an issuance of such shares to persons other than to all of the then existing holders thereof on a pro rata basis will require the affirmative vote of 66-2/3% of the votes entitled to be cast by the holders of Series D-12 Preferred Shares.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D-12 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.     Restrictions on Ownership and Transfer. The Series D-12 Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series D-12 Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D-12 Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT E

6.75% SERIES D-14 CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.         Number of Shares and Designation. This series of Preferred Stock shall be designated as 6.75% Series D-14 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value per share (the “Series D-14 Preferred Shares”), and 4,000,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series D-14 Preferred Shares, the following terms shall have the meanings indicated:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D-14 Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Dividend Payment Date” shall mean the January 1, April 1, July 1 and October 1 in each year, commencing on the first January 1, April 1, July 1, or October 1 to follow the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date (without any interest or other payment in respect of any such delay).

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series D-14 Preferred Share, which shall commence on the date on which such Series D-14 Preferred Share was issued by the Trust and end on and include the day preceding the next succeeding January 1, April 1, July 1 or October 1 to occur (whichever occurs first)).

“Issue Date” shall mean the first date on which any Series D-14 Preferred Shares are issued.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest as described in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Operating Partnership” shall mean Vornado Realty L.P., a Delaware limited partnership.

“Parity Shares” shall mean any shares of beneficial interest as described in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.

“Series D-14 Preferred Shares” shall have the meaning set forth in Section 1 hereof. It is the intention of the Trust in establishing the Series D-14 Preferred Shares, that, except to the extent otherwise set forth herein, each Series D-14 Preferred Share shall be substantially the economic equivalent of a Series D-14 Preferred Unit in respect of which it was issued.

“Series D-14 Preferred Units” shall mean the Series D-14 Preferred Units of limited partner interest of the Operating Partnership.

“Set apart for payment” shall be deemed to include, without any action other than the following: the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to the authorization of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D-14 Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D-14 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series D-14 Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.         Dividends. (a) The holders of Series D-14 Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.6875 per Series D-14 Preferred Share (the “Annual Dividend Rate”). Such dividends with respect to each Series D-14 Preferred Share shall be cumulative from the date on which such Series D-14 Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates commencing with respect to each Series D-14 Preferred Share on the first Dividend Payment Date after the date on which such Series D-14 Preferred Share was issued by the Trust. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D-14 Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for each Series D-14 Preferred Share shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D-14 Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D-14 Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D-14 Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-14 Preferred Shares that may be in arrears.

(c)          So long as any Series D-14 Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-14 Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart for payment, as aforesaid, all dividends authorized and declared upon Series D-14 Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D-14 Preferred Shares and such Parity Shares.

(d)          So long as any Series D-14 Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D-14 Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D-14 Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series D-14 Preferred Shares and any Parity Shares.

(e)          Any accumulated distributions on Series D-14 Preferred Units that remain unpaid at the time such Series D-14 Preferred Units are acquired by the Trust for Series D-14 Preferred Shares shall also be deemed to be accumulated and unpaid dividends in respect of such Series D-14 Preferred Shares as of the date of issuance of such Series D-14 Preferred Shares and shall be paid when declared by the Board of Trustees.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D-14 Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series D-14 Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holder; but such holders of Series D-14 Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series D-14 Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D-14 Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D-14 Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D-14 Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D-14 Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D-14 Preferred Shares shall not be entitled to share therein.

Section 5.          Redemption at the Option of the Trust. (a) Except as otherwise permitted by Article VI of the Declaration, the Series D-14 Preferred Shares shall not be redeemable by the Trust prior to September 9, 2010. On and after September 9, 2010, the Trust, at its option, may redeem the Series D-14 Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, equal to the Liquidation Preference plus dividends accumulated and unpaid thereon to the date of redemption (the “Redemption Price”).

(b)         If full cumulative dividends on the Series D-14 Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series D-14 Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series D-14 Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(c)          If the Trust shall redeem shares of Series D-14 Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the Series D-14 Preferred Shares to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date (as defined hereinafter). Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the share transfer records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series D-14 Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the date on which such Series D-14 Preferred Shares are to be redeemed (the “Redemption Date”); (2) the number of Series D-14 Preferred Shares to be redeemed and, if fewer than all the Series D-14 Preferred Shares are to be redeemed, the method of selecting the number of such Series D-14 Preferred Shares to be redeemed from each holder; (3) the Redemption Price; (4) the place or places at which certificates for such Series D-14 Preferred Shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D-14 Preferred Shares so called for redemption shall cease to accumulate, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D-14 Preferred Shares of the Trust shall cease (except the right to receive the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D-14 Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series D-14 Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series D-14 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series D-14 Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series D-14 Preferred Shares have been redeemed. If fewer than all of the outstanding Series D-14 Preferred Shares are to be redeemed, the Series D-14 Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series D-14 Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D-14 Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series D-14 Preferred Shares shall be issued without cost to the holder thereof.

Section 6.        Reacquired Shares to Be Retired. All Series D-14 Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.          No Right of Conversion. The Series D-14 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series D-14 Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series D-14 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of shares of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-14 Preferred Shares (“Senior Shares”);

(b)          on a parity with the Series D-14 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D-14 Preferred Shares, if the holders of shares of such class or series and the Series D-14 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series D-14 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Common Shares or if the holders of Series D-14 Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and shares of such class or series shall not in either case rank prior to the Series D-14 Preferred Shares.

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares; Series D-3 Cumulative Redeemable Preferred Shares; Series D-4 Cumulative Redeemable Preferred Shares; Series D-5 Cumulative Redeemable Preferred Shares; Series D-6 Cumulative Redeemable Preferred Shares; Series D-7 Cumulative Redeemable Preferred Shares; Series D-8 Cumulative Redeemable Preferred Shares; Series D-9 Cumulative Redeemable Preferred Shares; Series D-10 Cumulative Redeemable Preferred Shares; Series D-11 Cumulative Redeemable Preferred Shares; Series D-12 Cumulative Redeemable Preferred Shares; Series D-13 Cumulative Preferred Shares; Series E Cumulative Redeemable Preferred Shares; Series F Cumulative Redeemable Preferred Shares; Series G Cumulative Redeemable Preferred Shares; Series H Cumulative Redeemable Preferred Shares; and Series I Cumulative Redeemable Preferred Shares are Parity Shares

Section 10.      Voting. Except as otherwise set forth herein, the Series D-14 Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate (or trust) action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D-14 Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) and whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D-14 Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series D-14 Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D-14 Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D-14 Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D-14 Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D-14 Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D-14 Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D-14 Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D-14 Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D-14 Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D-14 Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series D-14 Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series D-14 Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating (a) any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the Series D-14 Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D-14 Preferred Shares or the Voting Preferred Shares as defined in Section 10(b) shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series D-14 Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D-14 Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series D-14 Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof, or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series D-14 Preferred Shares for other preferred stock or shares having substantially the same terms and same rights as the Series D-14 Preferred Shares with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D-14 Preferred Shares but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all series similarly affected at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series D-14 Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith, or (b) the authorization or creation of, or the increase in the authorized or issued amount of, any shares of any class or series or any security convertible into or exchangeable for shares of any class or series ranking prior to the Series D-14 Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends or distributions; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D-14 Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, provision is made for the redemption of all Series D-14 Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

Any increase in the authorized number of shares constituting the Series D-14 Preferred Shares for purposes of an issuance of such shares to persons other than an issuance to be made solely to all of the then existing holders thereof on an identical per share basis will require the affirmative vote of 66 2/3% of the votes entitled to be cast by the holders of Series D-14 Preferred Shares.

For purposes of the foregoing provisions of this Section 10, each Series D-14 Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series D-14 Preferred Shares as a single class on any matter, then the Series D-14 Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D-14 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.     Restrictions on Ownership and Transfer. The Series D-14 Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series D-14 Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D-14 Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT F

SERIES D-15 6.875% CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.         Number of Shares and Designation. This series of Preferred Stock shall be designated as Series D-15 6.875% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series D-15 Preferred Shares”), and 1,800,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series D-15 Preferred Shares, the following terms shall have the meanings indicated:

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D-15 Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Dividend Payment Date” shall mean the first calendar day of January, April, July and October, in each year, commencing on the first of January 1, April 1, July 1 or October 1 to follow the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series D-15 Preferred Share, which shall commence on the date on which such Series D-15 Preferred Share was issued by the Trust and end on and include the day preceding the next succeeding January 1, April 1, July 1 or October 1 to occur (whichever occurs first)).

“Issue Date” shall mean the first date on which any Series D-15 Preferred Shares are issued.

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest as described in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Operating Partnership” shall mean Vornado Realty L.P., a Delaware limited partnership.

“Parity Shares” shall mean any shares of beneficial interest as described in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.

“Series D-15 Preferred Shares” shall have the meaning set forth in Section 1 hereof. It is the intention of the Trust in establishing the Series D-15 Preferred Shares, that, except to the extent otherwise set forth herein, each Series D-15 Preferred Share shall be substantially the economic equivalent of a Series D-15 Preferred Unit in respect of which it was issued.

“Series D-15 Preferred Units” shall mean the Series D-15 Preferred Units of limited partner interest of the Operating Partnership.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to the authorization of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D-15 Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D-15 Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means American Stock Transfer and Trust Company, New York, New York, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series D-15 Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.         Dividends. (a) The holders of Series D-15 Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.71875 per Series D-15 Preferred Share (the “Annual Dividend Rate”). Such dividends with respect to each Series D-15 Preferred Share shall be cumulative from the date on which such Series D-15 Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates commencing with respect to each Series D-15 Preferred Share on the first Dividend Payment Date after the date on which such Series D-15 Preferred Share was issued by the Trust. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D-15 Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accumulated and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for each Series D-15 Preferred Share shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D-15 Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D-15 Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D-15 Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D-15 Preferred Shares that may be in arrears.

(c)          So long as any Series D-15 Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series D-15 Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart for payment, as aforesaid, all dividends authorized and declared upon Series D-15 Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D-15 Preferred Shares and such Parity Shares.

(d)          So long as any Series D-15 Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D-15 Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D-15 Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series D-15 Preferred Shares and any Parity Shares.

(e)          Any accumulated distributions on Series D-15 Preferred Units that remain unpaid at the time such Series D-15 Preferred Units are acquired by the Trust for Series D-15 Preferred Shares shall also be deemed to be accumulated and unpaid dividends in respect of such Series D-15 Preferred Shares as of the date of issuance of such Series D-15 Preferred Shares and shall be paid when declared by the Board of Trustees.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D-15 Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series D-15 Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holder; but such holders of Series D-15 Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series D-15 Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D-15 Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D-15 Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D-15 Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D-15 Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D-15 Preferred Shares shall not be entitled to share therein.

Section 5.          Redemption at the Option of the Trust. (a) Except as otherwise permitted by Article VI of the Declaration, the Series D-15 Preferred Shares shall not be redeemable by the Trust prior to May 2, 2011. On and after May 2, 2011, the Trust, at its option, may redeem the Series D-15 Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below, at a redemption price, payable in cash, equal to the Liquidation Preference plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the day prior to the date of redemption (the “Redemption Price”).

(b)         If full cumulative dividends on the Series D-15 Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under Article VI of the Declaration, the Series D-15 Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series D-15 Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(c)          If the Trust shall redeem shares of Series D-15 Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the Series D-15 Preferred Shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Trust, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Trust elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series D-15 Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the date on which such Series D-15 Preferred Shares are to be redeemed (the “Redemption Date”); (2) the number of Series D-15 Preferred Shares to be redeemed and, if fewer than all the Series D-15 Preferred Shares held by such holder are to be redeemed, the number of such Series D-15 Preferred Shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places at which certificates for such Series D-15 Preferred Shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D-15 Preferred Shares so called for redemption shall cease to accumulate, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D-15 Preferred Shares of the Trust shall cease (except the right to receive the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates if so required). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D-15 Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series D-15 Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series D-15 Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series D-15 Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series D-15 Preferred Shares have been redeemed. If fewer than all of the outstanding Series D-15 Preferred Shares are to be redeemed, the Series D-15 Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series D-15 Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D-15 Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series D-15 Preferred Shares shall be issued without cost to the holder thereof.

Section 6.        Reacquired Shares to Be Retired. All Series D-15 Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.          No Right of Conversion. The Series D-15 Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series D-15 Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series D-15 Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of shares of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D-15 Preferred Shares (“Senior Shares”);

(b)          on a parity with the Series D-15 Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D-15 Preferred Shares, if the holders of shares of such class or series and the Series D-15 Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series D-15 Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares shall be Common Shares or if the holders of Series D-15 Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and shares of such class or series shall not in either case rank prior to the Series D-15 Preferred Shares.

Accordingly, the Series A Convertible Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares, Series D-3 Cumulative Redeemable Preferred Shares, Series D-4 Cumulative Redeemable Preferred Shares, Series D-5 Cumulative Redeemable Preferred Shares, Series D-6 Cumulative Redeemable Preferred Shares, Series D-7 Cumulative Redeemable Preferred Shares, Series D-8 Cumulative Redeemable Preferred Shares, Series D-9 Cumulative Redeemable Preferred Shares, Series D-10 Cumulative Redeemable Preferred Shares, Series D-11 Cumulative Redeemable Preferred Shares; Series D-12 Cumulative Redeemable Preferred Shares; Series D-13 Cumulative Preferred Shares; Series E Cumulative Redeemable Preferred Shares; Series F Cumulative Redeemable Preferred Shares; Series G Cumulative Redeemable Preferred Shares; Series H Cumulative Redeemable Preferred Shares; and Series I Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.      Voting. Except as otherwise set forth herein, the Series D-15 Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate (or trust) action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D-15 Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) and whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D-15 Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series D-15 Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D-15 Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D-15 Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D-15 Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D-15 Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D-15 Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D-15 Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D-15 Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D-15 Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D-15 Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series D-15 Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series D-15 Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating (a) any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the Series D-15 Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D-15 Preferred Shares or the Voting Preferred Shares shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series D-15 Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D-15 Preferred Shares but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series D-15 Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith or (b) the authorization or creation of, or the increase in the authorized or issued amount of, any shares of any class or series or any security convertible into or exchangeable for shares of any class or series ranking prior to the Series D-15 Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends or distributions; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D-15 Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, provision is made for the redemption of all Series D-15 Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 9, each Series D-15 Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series D-15 Preferred Shares as a single class on any matter, then the Series D-15 Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D-15 Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.     Restrictions on Ownership and Transfer. The Series D-15 Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series D-15 Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D-15 Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT G

7.00% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 7.00% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series E Preferred Shares”), and 3,000,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2. Definitions. For purposes of the Series E Preferred Shares, the following terms shall have the meanings indicated:

“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series E Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Declaration” shall mean the Amended and Restated Declaration of Trust of the Trust, as amended.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1, in each year, commencing on October 1, 2004; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series E Preferred Share, which shall commence on the date on which such Series E Preferred Share was issued by the Trust and end on and include the day preceding the first day of the next succeeding Dividend Period).

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest within the meaning set forth in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Series E Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series E Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series E Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series E Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3. Dividends. (a) The holders of Series E Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.75 per Series E Preferred Share (the “Annual Dividend Rate”) (equivalent to a rate of 7.00% of the Liquidation Preference per annum). Such dividends with respect to each Series E Preferred

Share shall be cumulative from the date on which such Series E Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates, commencing with respect to each Series E Preferred Share on the first Dividend Payment Date after the date on which such Series E Preferred Share was issued by the Trust. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series E Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for the Series E Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series E Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series E Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series E Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Shares that may be in arrears.

(c)         So long as any Series E Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series E Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series E Preferred Shares and such Parity Shares.

(d)         So long as any Series E Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series E Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series E Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series E Preferred Shares and any Parity Shares.

Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series E Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series E Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series E Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series E Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series E Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series E Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)         Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series E Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series E Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Shares shall not be entitled to share therein.

Section 5. Redemption at the Option of the Trust.

(a)         Except as otherwise permitted by the Declaration, the Series E Preferred Shares shall not be redeemable by the Trust prior to August 20, 2009. On and after August 20, 2009, the Trust, at its option, may redeem the shares of Series E Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

(b)	On and after August 20, 2009, the Series E Preferred Shares shall be redeemable at the option of the Trust, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series E Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series E Preferred Shares are to be redeemed (a “Redemption Date”) (which may not be before August 20, 2009) shall be selected by the Trust, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Trust gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Shares at their respective addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series E Preferred Shares to be redeemed and, if fewer than all the Series E Preferred Shares held by such holder are to be redeemed, the number of such Series E Preferred Shares to be redeemed from such holder; (iv) the place or places where the certificates evidencing the Series E Preferred Shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.

(c)         Upon any redemption of Series E Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series E Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series E Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares called for redemption.

(d)         If full cumulative dividends on the Series E Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under of the Declaration, the Series E Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series E Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(e)         Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series E Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the

Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series E Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series E Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series E Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series E Preferred Shares have been redeemed. If fewer than all of the outstanding Series E Preferred Shares are to be redeemed, the Series E Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series E Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series E Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series E Preferred Shares shall be issued without cost to the holder thereof.

Section 6. Reacquired Shares to Be Retired. All Series E Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. No Right of Conversion. The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series E Preferred Shares.

Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)         prior to the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Shares;

(b)         on a parity with the Series E Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Shares, if the holders of such class or series and the Series E Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)         junior to the Series E Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of shares shall be Common Shares or if the holders of Series E Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and such class or series shall not in either case rank prior to the Series E Preferred Shares, (“Junior Shares”).

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares; Series D-3 Cumulative Redeemable Preferred Shares; Series D-4 Cumulative Redeemable Preferred Shares; Series D-5 Cumulative Redeemable Preferred Shares; Series D-6 Cumulative Redeemable Preferred Shares; Series D-7 Cumulative Redeemable Preferred Shares; Series D-8 Cumulative Redeemable Preferred Shares; Series D-9 Cumulative Redeemable Preferred Shares; Series D-10 Cumulative Redeemable Preferred Shares; and Series D-11 Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10. Voting. Except as otherwise set forth herein, the Series E Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any trust action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series E Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series E Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series E Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series E Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series E Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series E Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series E Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series E Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series E Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series E Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series E Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series E Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series E Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)         Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series E Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series E Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series E Preferred Shares for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series E Preferred Shares (except for changes that do not materially and adversely affect the holders of Series E Preferred Shares); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series E Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series E Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b)         The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series E Preferred Shares in the distribution on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series E Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series E Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series E Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series E Preferred Shares as a single class on any matter, then the Series E Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series E Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12. Restrictions on Ownership and Transfer. The Series E Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series E Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series E Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT H

6.75% SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.          Number of Shares and Designation. This series of Preferred Stock shall be designated as 6.75% Series F Cumulative Redeemable - Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series F Preferred Shares”), and 6,000,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series F Preferred Shares, the following terms shall have the meanings indicated:

“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series F Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Declaration” shall mean the Amended and Restated Declaration of Trust of the Trust, as amended.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1, in each year, commencing on April 1, 2005; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series F Preferred Share, which shall commence on the date on which such Series F Preferred Share was issued by the Trust and end on and include the day preceding the first day of the next succeeding Dividend Period).

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest within the meaning set forth in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Series F Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series F Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series F Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series F Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 2.         Dividends. (a) The holders of Series F Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.6875 per Series F Preferred Share (the “Annual Dividend Rate”) (equivalent to a rate of 6.75% of the Liquidation Preference per annum). Such dividends with respect to each Series F Preferred Share shall be cumulative from the date on which such Series F Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates, commencing with respect to each Series F Preferred Share on April 1, 2005. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series F Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for the Series F Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series F Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series F Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series F Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Shares that may be in arrears.

(c)          So long as any Series F Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series F Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series F Preferred Shares and such Parity Shares.

(d)          So long as any Series F Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series F Preferred Shares and any other

Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series F Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series F Preferred Shares and any Parity Shares.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series F Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series F Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series F Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series F Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series F Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series F Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series F Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series F Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Shares shall not be entitled to share therein.

Section 5.	Redemption at the Option of the Trust.

(a)          Except as otherwise permitted by the Declaration, the Series F Preferred Shares shall not be redeemable by the Trust prior to November 17, 2009. On and after November 17, 2009, the Trust, at its option, may redeem the shares of Series F Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

(b)          On and after November 17, 2009, the Series F Preferred Shares shall be redeemable at the option of the Trust, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series F Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series F Preferred Shares are to be redeemed (a “Redemption Date”) (which may not be before November 17, 2009) shall be selected by the Trust, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Trust gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Shares at their respective addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series F Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series F Preferred Shares to be redeemed and, if fewer than all the Series F Preferred Shares held by such holder are to be redeemed, the number of such Series F Preferred Shares to be redeemed from such holder; (iv) the place or places where the certificates evidencing the Series F Preferred Shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.

(c)          Upon any redemption of Series F Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series F Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series F Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series F Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Shares called for redemption.

(d)         If full cumulative dividends on the Series F Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under the Declaration, the Series F Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series F Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(e)          Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series F Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series F Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series F Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series F Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series F Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series F Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series F Preferred Shares have been redeemed. If fewer than all of the outstanding Series F Preferred Shares are to be redeemed, the Series F Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series F Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series F Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series F Preferred Shares shall be issued without cost to the holder thereof.

Section 6.         Reacquired Shares to Be Retired. All Series F Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.         No Right of Conversion. The Series F Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series F Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series F Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series F Preferred Shares;

(b)          on a parity with the Series F Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series F Preferred Shares, if the holders of such class or series and the Series F Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series F Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of shares shall be Common Shares or if the holders of Series F Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and such class or series shall not in either case rank prior to the Series F Preferred Shares, (“Junior Shares”).

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares; Series D-3 Cumulative Redeemable Preferred Shares; Series D-4 Cumulative Redeemable Preferred Shares; Series D-5 Cumulative Redeemable Preferred Shares; Series D-6 Cumulative Redeemable Preferred Shares; Series D-7 Cumulative Redeemable Preferred Shares; Series D-8 Cumulative Redeemable Preferred Shares; Series D-9 Cumulative Redeemable Preferred Shares; Series D-10 Cumulative Redeemable Preferred Shares; Series D-11 Cumulative Redeemable Preferred Shares; and Series E Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.        Voting. Except as otherwise set forth herein, the Series F Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any trust action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series F Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series F Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series F Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series F Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series F Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series F Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series F Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series F Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series F Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series F Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series F Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series F Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series F Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series F Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)          Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series F Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series F Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series F Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series F Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series F Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series F Preferred Shares for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series F Preferred Shares (except for changes that do not materially and adversely affect the holders of Series F Preferred Shares); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series F Preferred Shares or one or more but not all series of Voting Preferred

Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series F Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b)         The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series F Preferred Shares in the distribution on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series F Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series F Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series F Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series F Preferred Shares as a single class on any matter, then the Series F Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series F Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.       Restrictions on Ownership and Transfer. The Series F Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series F Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series F Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT I

6.625% SERIES G CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.          Number of Shares and Designation. This series of Preferred Stock shall be designated as 6.625% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series G Preferred Shares”), and 8,000,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series G Preferred Shares, the following terms shall have the meanings indicated:

“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series G Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Declaration” shall mean the Amended and Restated Declaration of Trust of the Trust, as amended.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1, in each year, commencing on April 1, 2005; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series G Preferred Share, which shall commence on the date on which such Series G Preferred Share was issued by the Trust and end on and include the day preceding the first day of the next succeeding Dividend Period).

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest within the meaning set forth in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Series G Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series G Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series G Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series G Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.          Dividends. (a) The holders of Series G Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.65625 per Series G Preferred Share (the “Annual Dividend Rate”) (equivalent to a rate of 6.625% of the Liquidation Preference per annum). Such dividends with respect to each Series G Preferred Share shall be cumulative from the date on which such Series G Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the

Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates, commencing with respect to each Series G Preferred Share on April 1, 2005. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series G Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for the Series G Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series G Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series G Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series G Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Shares that may be in arrears.

(c)          So long as any Series G Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series G Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series G Preferred Shares and such Parity Shares.

(d)          So long as any Series G Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series G Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series G Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series G Preferred Shares and any Parity Shares.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series G Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series G Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series G Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series G Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series G Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series G Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series G Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series G Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series G Preferred Shares shall not be entitled to share therein.

Section 5.	Redemption at the Option of the Trust.

(a)          Except as otherwise permitted by the Declaration, the Series G Preferred Shares shall not be redeemable by the Trust prior to December 22, 2009. On and after December 22, 2009, the Trust, at its option, may redeem the shares of Series G Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

(b)          On and after December 22, 2009, the Series G Preferred Shares shall be redeemable at the option of the Trust, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series G Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series G Preferred Shares are to be redeemed (a “Redemption Date”) (which may not be before

December 22, 2009) shall be selected by the Trust, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Trust gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Shares at their respective addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series G Preferred Shares to be redeemed and, if fewer than all the Series G Preferred Shares held by such holder are to be redeemed, the number of such Series G Preferred Shares to be redeemed from such holder; (iv) the place or places where the certificates evidencing the Series G Preferred Shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.

(c)          Upon any redemption of Series G Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series G Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series G Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series G Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Shares called for redemption.

(d)         If full cumulative dividends on the Series G Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under the Declaration, the Series G Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series G Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(e)          Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series G Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series G Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series G Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series G Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series G Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series G Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series G Preferred Shares have been redeemed. If fewer than all of the outstanding Series G Preferred Shares are to be redeemed, the Series G Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series G Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series G Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series G Preferred Shares shall be issued without cost to the holder thereof.

Section 6.         Reacquired Shares to Be Retired. All Series G Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.         No Right of Conversion. The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series G Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series G Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series G Preferred Shares;

(b)          on a parity with the Series G Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series G Preferred Shares, if the holders of such class or series and the Series G Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series G Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of shares shall be Common Shares or if the holders of Series G Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and such class or series shall not in either case rank prior to the Series G Preferred Shares (“Junior Shares”).

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares; Series D-3 Cumulative Redeemable Preferred Shares; Series D-4 Cumulative Redeemable Preferred Shares; Series D-5 Cumulative Redeemable Preferred Shares; Series D-6 Cumulative Redeemable Preferred Shares; Series D-7 Cumulative Redeemable Preferred Shares; Series D-8 Cumulative Redeemable Preferred Shares; Series D-9 Cumulative Redeemable Preferred Shares; Series D-10 Cumulative Redeemable Preferred Shares; Series D-11 Cumulative Redeemable Preferred Shares; Series D-12 Cumulative Redeemable Preferred Shares; Series E Cumulative Redeemable Preferred Shares; and Series F Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.        Voting. Except as otherwise set forth herein, the Series G Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any trust action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series G Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series G Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series G Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series G Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series G Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series G Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series G Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series G Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series G Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series G Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series G Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series G Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series G Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series G Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)          Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series G Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series G Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series G Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series G Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series G Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series G Preferred Shares for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series G Preferred Shares (except for changes that do not materially and adversely affect the holders of Series G Preferred Shares); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series G Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series G Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b)         The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series G Preferred Shares in the distribution on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series G Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series G Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series G Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series G Preferred Shares as a single class on any matter, then the Series G Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series G Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.       Restrictions on Ownership and Transfer. The Series G Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series G Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series G Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT J

6.750% SERIES H CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.          Number of Shares and Designation. This series of Preferred Stock shall be designated as 6.750% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series H Preferred Shares”), and 4,500,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series H Preferred Shares, the following terms shall have the meanings indicated:

“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series H Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Declaration” shall mean the Amended and Restated Declaration of Trust of the Trust, as amended.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1, in each year, commencing on October 1, 2005; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series H Preferred Share, which shall commence on the date on which such Series H Preferred Share was issued by the Trust and end on and include the day preceding the first day of the next succeeding Dividend Period).

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest within the meaning set forth in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Series H Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series H Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series H Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series H Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.          Dividends. (a) The holders of Series H Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.6875 per Series H Preferred Share (the “Annual Dividend Rate”) (equivalent to a rate of 6.750% of the Liquidation Preference per annum). Such dividends with respect to each Series H Preferred Share shall be cumulative from the date on which such Series H Preferred Share was issued by the Trust, whether or not in any Dividend Period or Periods there shall be assets of the

Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates, commencing with respect to each Series H Preferred Share on October 1, 2005. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series H Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for the Series H Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series H Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series H Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series H Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Shares that may be in arrears.

(c)          So long as any Series H Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series H Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series H Preferred Shares and such Parity Shares.

(d)          So long as any Series H Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series H Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series H Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series H Preferred Shares and any Parity Shares.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series H Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series H Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series H Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series H Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series H Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series H Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series H Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series H Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Shares shall not be entitled to share therein.

Section 5.	Redemption at the Option of the Trust.

(a)          Except as otherwise permitted by the Declaration, the Series H Preferred Shares shall not be redeemable by the Trust prior to June 17, 2010. On and after June 17, 2010, the Trust, at its option, may redeem the shares of Series H Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

(b)          On and after June 17, 2010, the Series H Preferred Shares shall be redeemable at the option of the Trust, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series H Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series H Preferred Shares are to be redeemed (a “Redemption Date”) (which may not be before June 17,

2010) shall be selected by the Trust, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Trust gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Shares at their respective addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series H Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series H Preferred Shares to be redeemed and, if fewer than all the Series H Preferred Shares held by such holder are to be redeemed, the number of such Series H Preferred Shares to be redeemed from such holder; (iv) the place or places where the certificates evidencing the Series H Preferred Shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.

(c)          Upon any redemption of Series H Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series H Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series H Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series H Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series H Preferred Shares called for redemption.

(d)         If full cumulative dividends on the Series H Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under the Declaration, the Series H Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series H Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(e)          Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series H Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series H Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series H Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series H Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series H Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series H Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series H Preferred Shares have been redeemed. If fewer than all of the outstanding Series H Preferred Shares are to be redeemed, the Series H Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series H Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series H Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series H Preferred Shares shall be issued without cost to the holder thereof.

Section 6.         Reacquired Shares to Be Retired. All Series H Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.         No Right of Conversion. The Series H Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series H Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series H Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series H Preferred Shares;

(b)          on a parity with the Series H Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series H Preferred Shares, if the holders of such class or series and the Series H Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series H Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of shares shall be Common Shares or if the holders of Series H Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and such class or series shall not in either case rank prior to the Series H Preferred Shares (“Junior Shares”).

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares; Series D-3 Cumulative Redeemable Preferred Shares; Series D-4 Cumulative Redeemable Preferred Shares; Series D-5 Cumulative Redeemable Preferred Shares; Series D-6 Cumulative Redeemable Preferred Shares; Series D-7 Cumulative Redeemable Preferred Shares; Series D-8 Cumulative Redeemable Preferred Shares; Series D-9 Cumulative Redeemable Preferred Shares; Series D-10 Cumulative Redeemable Preferred Shares; Series D-11 Cumulative Redeemable Preferred Shares; Series D-12 Cumulative Redeemable Preferred Shares; Series E Cumulative Redeemable Preferred Shares; Series F Cumulative Redeemable Preferred Shares; and Series G Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.        Voting. Except as otherwise set forth herein, the Series H Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any trust action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series H Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series H Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series H Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series H Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series H Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series H Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series H Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series H Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series H Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series H Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series H Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series H Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)          Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series H Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series H Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series H Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series H Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series H Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series H Preferred Shares for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series H Preferred Shares (except for changes that do not materially and adversely affect the holders of Series H Preferred Shares); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series H Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series H Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b)         The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series H Preferred Shares in the distribution on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series H Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series H Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series H Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series H Preferred Shares as a single class on any matter, then the Series H Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series H Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.       Restrictions on Ownership and Transfer. The Series H Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series H Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series H Preferred Shares of any other term or provision of the Declaration.

VORNADO REALTY TRUST

EXHIBIT K

6.625% SERIES I CUMULATIVE REDEEMABLE PREFERRED SHARES

(liquidation preference $25.00 per share)

Section 1.          Number of Shares and Designation. This series of Preferred Stock shall be designated as 6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share (the “Series I Preferred Shares”), and 10,800,000 shall be the number of shares of Preferred Stock constituting such series.

Section 2.         Definitions. For purposes of the Series I Preferred Shares, the following terms shall have the meanings indicated:

“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Board of Trustees” shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series I Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Shares” shall mean the common shares of beneficial interest of the Trust, par value $.04 per share.

“Declaration” shall mean the Amended and Restated Declaration of Trust of the Trust, as amended.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1, in each year, commencing on October 1, 2005; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series I Preferred Share, which, (i) for Series I Preferred Shares issued prior to October 1, 2005, shall commence on, but exclude, the date of original issue by the Trust of any Series I Preferred Shares and end on and include the day preceding the first day of the next succeeding Dividend Period; and (ii) for Series

I Preferred Shares issued on or after October 1, 2005, shall commence on the Dividend Payment Date with respect to which dividends were actually paid on Series I Preferred Shares that were outstanding immediately preceding the issuance of such Series I Preferred Shares and end on and include the day preceding the first day of the next succeeding Dividend Period).

“Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust constituting junior shares of beneficial interest within the meaning set forth in paragraph (c) of Section 9 hereof.

“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.

“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Redemption Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Redemption Price” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Series I Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series I Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series I Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Transfer Agent” means Wachovia Bank, N.A., Charlotte, North Carolina, or such other agent or agents of the Trust as may be designated by the Board of Trustees or its designee as the transfer agent for the Series I Preferred Shares.

“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.

Section 3.         Dividends. (a) The holders of Series I Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $1.65625 per Series I Preferred Share (the “Annual Dividend Rate”) (equivalent to a rate of 6.625% of the Liquidation Preference per annum). Such dividends with respect to each Series I Preferred Share issued prior to October 1, 2005 shall be cumulative from, but excluding, the date of original issue by the Trust of any Series I Preferred Shares and with respect to each Series I Preferred Share issued on or after October 1, 2005 shall be cumulative from the Dividend Payment Date with respect to which dividends were actually paid on Series I Preferred Shares that were outstanding immediately preceding the issuance of such Series I Preferred Shares, whether or not in any Dividend Period or Periods there shall be assets of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees and declared by the Trust, in arrears on Dividend Payment Dates, commencing with respect to each Series I Preferred Share on the first Dividend Payment Date following issuance of such Series I Preferred Share. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series I Preferred Shares, as they appear on the share records of the Trust at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(b)         The amount of dividends payable for each full Dividend Period for the Series I Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series I Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series I Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series I Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series I Preferred Shares that may be in arrears.

(c)          So long as any Series I Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series I Preferred Shares and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series I Preferred Shares and such Parity Shares.

(d)          So long as any Series I Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary, or as permitted under Article VI of the Declaration), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series I Preferred Shares and any other Parity Shares of the Trust shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series I Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series I Preferred Shares and any Parity Shares.

Section 4.        Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series I Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series I Preferred Share (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series I Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series I Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series I Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series I Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(b)          Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series I Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series I Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series I Preferred Shares shall not be entitled to share therein.

Section 5.	Redemption at the Option of the Trust.

(a)          Except as otherwise permitted by the Declaration, the Series I Preferred Shares shall not be redeemable by the Trust prior to August 31, 2010. On and after August 31, 2010, the Trust, at its option, may redeem the shares of Series I Preferred Shares, in whole or in part, as set forth herein, subject to the provisions described below.

(b)          On and after August 31, 2010, the Series I Preferred Shares shall be redeemable at the option of the Trust, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series I Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series I Preferred Shares are to be redeemed (a “Redemption Date”) (which may not be before August 31, 2010) shall be selected by the Trust, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Trust gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.

A notice of redemption shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series I Preferred Shares at their respective addresses as they appear on the Trust’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series I Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of Series I Preferred Shares to be redeemed and, if fewer than all the Series I Preferred Shares held by such holder are to be redeemed, the number of such Series I Preferred Shares to be redeemed from such holder; (iv) the place or places where the certificates evidencing the Series I Preferred Shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.

(c)          Upon any redemption of Series I Preferred Shares, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series I Preferred Shares at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series I Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series I Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series I Preferred Shares called for redemption.

(d)         If full cumulative dividends on the Series I Preferred Shares and any other series or class or classes of Parity Shares of the Trust have not been paid or declared and set apart for payment, except as otherwise permitted under the Declaration, the Series I Preferred Shares may not be redeemed in part and the Trust may not purchase, redeem or otherwise acquire Series I Preferred Shares or any Parity Shares other than in exchange for Junior Shares.

(e)          Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series I Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series I Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series I Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holder of Series I Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series I Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series I Preferred Shares shall be exchanged for the cash (without interest thereon) for which such Series I Preferred Shares have been redeemed. If fewer than all of the outstanding Series I Preferred Shares are to be redeemed, the Series I Preferred Shares to be redeemed shall be selected by the Trust from the outstanding Series I Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series I Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed Series I Preferred Shares shall be issued without cost to the holder thereof.

Section 6.         Reacquired Shares to Be Retired. All Series I Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.         No Right of Conversion. The Series I Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of any holder of Series I Preferred Shares.

Section 8.         Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Trust’s total liabilities.

Section 9.          Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

(a)          prior to the Series I Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series I Preferred Shares;

(b)          on a parity with the Series I Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series I Preferred Shares, if the holders of such class or series and the Series I Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)          junior to the Series I Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of shares shall be Common Shares or if the holders of Series I Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series, and such class or series shall not in either case rank prior to the Series I Preferred Shares (“Junior Shares”).

Accordingly, the Series A Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares, Series D-1 Cumulative Redeemable Preferred Shares, Series D-2 Cumulative Redeemable Preferred Shares; Series D-3 Cumulative Redeemable Preferred Shares; Series D-4 Cumulative Redeemable Preferred Shares; Series D-5 Cumulative Redeemable Preferred Shares; Series D-6 Cumulative Redeemable Preferred Shares; Series D-7 Cumulative Redeemable Preferred Shares; Series D-8 Cumulative Redeemable Preferred Shares; Series D-9 Cumulative Redeemable Preferred Shares; Series D-10 Cumulative Redeemable Preferred Shares; Series D-11 Cumulative Redeemable Preferred Shares; Series D-12 Cumulative Redeemable Preferred Shares; Series E Cumulative Redeemable Preferred Shares; Series F Cumulative Redeemable Preferred Shares; Series G Cumulative Redeemable Preferred Shares; and Series H Cumulative Redeemable Preferred Shares are Parity Shares.

Section 10.       Voting. Except as otherwise set forth herein, the Series I Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any trust action.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series I Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series I Preferred Shares, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of Series I Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series I Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series I Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series I Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series I Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series I Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series I Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series I Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share books of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series I Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series I Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

So long as any Series I Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by the Declaration, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series I Preferred Shares and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(a)          Any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series I Preferred Shares or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Declaration so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series I Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series I Preferred Shares and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Trust including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series I Preferred Shares, provided that: (1) the Trust is the surviving entity and the Series I Preferred Shares remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series I Preferred Shares for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series I Preferred Shares (except for changes that do not materially and adversely affect the holders of Series I Preferred Shares); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series I Preferred Shares or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series I Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

(b)         The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series I Preferred Shares in the distribution on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series I Preferred Shares or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series I Preferred Shares or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof.

For purposes of the foregoing provisions of this Section 10, each Series I Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Stock shall have the right to vote with the Series I Preferred Shares as a single class on any matter, then the Series I Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference.

Section 11.       Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series I Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Section 12.       Restrictions on Ownership and Transfer. The Series I Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Trust. Therefore, the Series I Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series I Preferred Shares of any other term or provision of the Declaration.